UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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California Water Service Group
(Name of Registrant as Specified In Its Charter)

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California Water Service Group
California Water Service Company, Hawaii Water Service Company,
New Mexico Water Service Company, Washington Water Service
Company, CWS Utility Services, and HWS Utility Services

1720 North First Street
San Jose, CA 95112-4598
(408) 367-8200

April 13, 2016

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders at 9:30 a.m. on May 25, 2016, at the executive offices of California Water Service Group, located at 1720 North First Street in San Jose, California.

Enclosed are a notice of matters to be voted on at the meeting, our Proxy Statement, a proxy card, and our 2015 Annual Report.

Whether or not you plan to attend, your vote is important. Please vote your shares, as soon as possible, in one of three ways: Internet, telephone, or mail. Instructions regarding Internet and telephone voting are included on the proxy card or voting instruction card. If you choose to vote by mail, please follow the instructions on the proxy card or voting instruction card.

In a continuing effort to conserve natural resources and reduce costs, we produced a summary annual report again this year, opting not to duplicate the financial information that continues to be provided in our Form 10-K filed with the Securities and Exchange Commission. Your perspectives on the annual report are valuable to us. Please send your feedback to annualreport@calwater.com.

Thank you for your investment in the California Water Service Group.

Sincerely,

/s/ PETER C. NELSON

Peter C. Nelson
Chairman of the Board

For directions to the Annual Meeting, please refer to page 60 of this Proxy Statement.

California Water Service Group

Notice of Annual Meeting of Stockholders

The 2016 Annual Meeting of Stockholders (Annual Meeting) of California Water Service Group (Group) will be held on Wednesday, May 25, 2016, at 9:30 a.m., at the executive offices of California Water Service Group, located at 1720 North First Street in San Jose, California. At the meeting, stockholders will consider and vote on the following matters:

1.
Election of the ten directors named in the proxy statement;

2.
An advisory vote to approve executive compensation;

3.
Ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2016; and

4.
Such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 29, 2016 as the record date for the determination of holders of common stock entitled to notice of and to vote at the Annual Meeting.

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy: (a) by Internet, (b) by telephone, or (c) by U.S. Postal Service mail. You may revoke your proxy at any time prior to the vote at the Annual Meeting. Of course, in lieu of submitting a proxy, you may vote in person at the Annual Meeting; provided, however, that if you hold your shares in street name, you must request a legal proxy from your stockbroker in order to do so. For specific instructions, please refer to "Questions and Answers about the Proxy Materials and the Annual Meeting" in this Proxy Statement and the instructions on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 25, 2016: Electronic copies of the Group's Form 10-K, including exhibits, and this Proxy Statement will be available at www.proxyvote.com.

By Order of the Board of Directors

/s/ MICHELLE R. MORTENSEN

MICHELLE R. MORTENSEN
Corporate Secretary

PROXY STATEMENT

This Proxy Statement, dated April 13, 2016, relates to the solicitation of proxies by the Board of Directors of California Water Service Group (Group) for use at our 2016 Annual Meeting of Stockholders, which is scheduled to be held on May 25, 2016. We expect to begin mailing this Proxy Statement to stockholders on or about April 13, 2016.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

What am I voting on?

•
Election of the ten directors named in the proxy statement to serve until the 2017 Annual Meeting;

•
An advisory vote to approve executive compensation; and

•
Ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2016.

Who may attend the Annual Meeting?

Any stockholders of the Group may attend.

Who is entitled to vote?

Stockholders of record on the record date. The Board has fixed March 29, 2016 as the record date (Record Date) for stockholders entitled to notice of, and to vote at, the Annual Meeting.

How many votes do I get?

Each share of common stock is entitled to one vote.

What constitutes a quorum?

A majority of the outstanding shares – present at the Annual Meeting or represented by persons holding valid proxies – constitutes a quorum. If you submit a valid proxy card, your shares will be considered in determining whether a quorum is present.

Without a quorum, no business may be transacted at the Annual Meeting. However, whether or not a quorum exists, a majority of the voting power of those present at the Annual Meeting may adjourn the Annual Meeting to another date, time, and place.

At the Record Date, there were 2,243 stockholders of record. There were 47,973,801 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 1

How are the directors elected?

Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. Under this majority voting standard, each director must be elected by the affirmative vote of a majority of the votes cast with respect to the director. A majority of the votes cast means that the number of votes cast "FOR" a candidate for director exceeds the number of votes cast "AGAINST" that candidate for director. As a result, abstentions will not be counted in determining which nominees receive a majority of votes cast since abstentions do not represent votes cast for or against a candidate. If you hold your shares through a stockbroker (or other nominee), the stockbroker does not have authority to vote your shares in the election of directors without instructions from you. Shares that your stockbroker does not vote ("broker non-votes") are not considered votes cast for or against a candidate, and they will not be counted in determining which nominees receive a majority of votes cast. In accordance with our director resignation policy, the Nominating/Corporate Governance Committee has established procedures that require an incumbent candidate for director who does not receive the required votes for re-election to tender his or her resignation offer to the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee will recommend to the Board whether to accept or reject the offer, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee's recommendation within 90 days after certification of the election results. We will promptly publicly disclose the Board's decision regarding the resignation offer, including the rationale for rejecting the resignation offer, if applicable.

Who are the Board's nominees?

The nominees are Gregory E. Aliff, Terry P. Bayer, Edwin A. Guiles, Bonnie G. Hill, Martin A. Kropelnicki, Thomas M. Krummel, M.D., Richard P. Magnuson, Peter C. Nelson, Lester A. Snow, and George A. Vera. All of the nominees are current Board members. See "Proposal No. 1 – Election of Directors" for biographical information and qualifications. Linda R. Meier is retiring from the Board as of the Annual Meeting and will not stand for re-election in accordance with the Board's retirement policy.

What are the Board's voting recommendations?

"FOR" each of the nominees to the Board (Proposal No. 1);

"FOR" the proposal regarding an advisory vote to approve executive compensation (Proposal No. 2); and

"FOR" the ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2016 (Proposal No. 3).

How do I vote?

If you are a stockholder of record (that is, you hold your shares in your own name), you may vote on the Internet, by telephone, by mail, or in person at the meeting. Different rules apply if your stockbroker or another nominee holds your shares for you (see below).

 You may vote on the Internet.

You do this by following the "Vote by Internet" instructions on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

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 You may vote by telephone.

You do this by following the "Vote by Phone" instructions on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. You must have a touch-tone phone to vote by telephone.

 You may vote by mail.

You do this by signing the proxy card and mailing it in the enclosed, prepaid, and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you return a signed card but do not provide voting instructions, your shares will be voted:

•
For the ten named director nominees;

•
For the advisory vote to approve executive compensation; and

•
For the ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2016.

You may vote in person at the meeting.

We will hand out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and/or change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•
Signing another proxy with a later date;

•
Voting on the Internet or by telephone (your latest Internet or telephone proxy is counted);

•
Voting again at the meeting; or

•
Notifying the Corporate Secretary, in writing, that you wish to revoke your previous proxy. We must receive your notice prior to the vote at the Annual Meeting.

Will my shares be voted if I do not return my proxy?

If you are a stockholder of record, and you do not return your proxy, your shares will not be voted unless you attend the meeting and vote in person.

What happens if my shares are held by my stockbroker (or other nominee)?

If your shares are held by a stockbroker (or other nominee), you will receive a voting instruction card so that you can instruct your stockbroker on how to vote your shares. If you do not return your voting instruction card, then your stockbroker, under certain circumstances, may vote your shares.

Specifically, stockbrokers have authority under exchange regulations to vote your uninstructed shares on certain "routine" matters. For "non-routine" matters, no votes will be cast on your behalf if you do not instruct your stockbroker on how to vote. If you wish to change the

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 3

voting instructions that you gave to your stockbroker, you must ask your stockbroker how to do so.

If you do not give your stockbroker voting instructions, your stockbroker may either:

•
Proceed to vote your shares on routine matters and refrain from voting on non-routine matters; or

•
Leave your shares entirely unvoted.

Shares that your stockbroker does not vote (broker non-votes) will count towards the quorum only. We encourage you to provide your voting instructions to your stockbroker. This ensures that your shares will be voted at the meeting.

As to my stockbroker voting, which proposals are considered "routine" or "non-routine"?

The ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2016 (Proposal No. 3) is routine. A stockbroker may generally vote on routine matters if the stockbroker has not received voting instructions from you with respect to such matters.

The election of directors (Proposal No. 1) and the advisory vote to approve executive compensation (Proposal No. 2) are matters considered "non-routine" under applicable rules. A stockbroker cannot vote without your instructions on non-routine matters.

What is the voting requirement to approve each of the proposals?

Proposal		Vote Required
Proposal 1 –	Election of ten directors	Majority of Votes Cast
Proposal 2 –	Advisory vote to approve executive compensation	Majority of Shares Present in Person or Represented by Proxy and Entitled to Vote
Proposal 3 –	Ratify the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2016	Majority of Shares Present in Person or Represented by Proxy and Entitled to Vote

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only "FOR" and "AGAINST" votes are counted for purposes of determining the votes received in connection with the proposal relating to the election of directors (Proposal No. 1), and therefore broker non-votes and abstentions have no effect on that proposal. Stockbrokers may not vote your shares on Proposal No. 1 without instructions from you. The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve Proposal No. 2 and Proposal No. 3. Abstentions have the effect of a vote "AGAINST" both of these proposals. Stockbrokers may vote your shares on Proposal No. 3 (but not on Proposal No. 2) without instructions from you. Shares resulting in broker non-votes, if any, are not entitled to vote and will have no effect on the outcome of these proposals.

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Who will count the vote?

Representatives of Broadridge Financial Services, Proxy Services, will serve as the inspector of elections and count the votes.

What does it mean if I get more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What percentage of stock do the directors and executive officers own?

Together, directors and officers own approximately 1.0% of our common stock. See "Stock Ownership of Management and Certain Beneficial Owners" for more details elsewhere in this Proxy Statement.

Who are the largest common stockholders?

As of December 31, 2015, the largest stockholders were:

•
The Vanguard Group, Inc. beneficially owned 3,649,753 shares of common stock, representing 7.62% of our aggregate outstanding stock as of such date;

•
BlackRock, Inc. beneficially owned 3,579,076 shares of common stock, representing 7.5% of our aggregate outstanding stock as of such date; and

•
Pictet Asset Management SA beneficially owned 2,765,877 shares of common stock, representing 5.77% of our aggregate outstanding stock as of such date.

*
To the best of our knowledge, no other stockholders held more than 5% of our common shares as of such date.

What is the deadline for submitting stockholder proposals for the Group's proxy materials for next year's Annual Meeting?

Any proposals that stockholders intend to submit for inclusion in next year's Group proxy materials must be received by the Corporate Secretary of the Group by December 14, 2016. A proposal, together with any supporting statement, may not exceed 500 words and must comply with other requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Please submit the proposal to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

How can a stockholder propose a nominee for the Board or other business for consideration at a stockholders' meeting?

Stockholders who are entitled to vote at a stockholders' meeting may propose a nominee for the Board or other business for consideration at a meeting without seeking to have the matter included in the proxy materials for the meeting pursuant to Rule 14a-8. The bylaws contain the requirements for doing so. The bylaws are posted on the Group's website at http://www.calwatergroup.com. Physical copies of these documents are also available upon request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, CA 95112-4598. Briefly, a stockholder must give timely prior notice of the matter to the Group. The notice must be received by the Corporate Secretary at the Group's principal place of business by the 150th day before the first anniversary of the prior year's Annual Meeting. For the 2017 Annual Meeting, to be timely, notice must be received by the Corporate Secretary not later than the close of business on December 26, 2016. If we move the date of the meeting

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by more than thirty days before or more than sixty days after the date of the previous meeting, notice is due not later than the close of business on the later of the 150th day before the Annual Meeting or the 10th day after we publicly announce the holding of the meeting. If the Group's Corporate Secretary receives notice of a matter after the applicable deadline, the notice will be considered untimely. In that case, or where notice is timely but the stockholder fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange of 1934, the persons named as proxies may exercise their discretion in voting with respect to the matter when and if it is raised at the meeting.

The bylaws specify what the notice must contain. Stockholders must comply with applicable law with respect to matters submitted in accordance with the bylaws. The bylaws do not affect any stockholder's right to request inclusion of proposals in the Group's Proxy Statement under Rule 14a-8.

How can a stockholder or other interested parties contact the independent directors, the director who chairs the Board's executive sessions or the full Board?

Stockholders or other interested parties may address inquiries to any of the Group's directors, to the lead director (who chairs the Board's executive sessions), or to the full Board, by email to stockholdercommunication@calwater.com or by writing to them in care of the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598. All such communications are sent directly to the intended recipient.

Can I make comments and/or ask questions during the Annual Meeting?

Yes. Stockholders wishing to address the meeting are welcome to do so by adhering to the following guidelines:

1.
Stockholders may address the meeting when recognized by the Chairman or President & Chief Executive Officer (CEO);

2.
Each stockholder, when recognized, should stand and identify himself or herself; and

3.
Stockholder remarks must be limited to matters before the meeting and may not exceed two minutes in duration per speaker.

No cameras, video, or recording equipment will be permitted at the meeting. Many cellular phones have built-in digital cameras, and while these phones may be brought into the meeting, the camera function may not be used at any time.

Where and when will I be able to find the results of the voting?

Preliminary results will be announced at the Annual Meeting. We will publish the final results in a current report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

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BOARD STRUCTURE

This section briefly describes the structure of the Board and the functions of the principal committees of the Board. The Board has adopted Corporate Governance Guidelines that, along with the charters of the Board committees, provide a framework for the governance of the Group. The Corporate Governance Guidelines and the current charters for the Audit, Organization and Compensation, Finance and Risk Management, and Nominating/Corporate Governance committees are posted on the Group's website at http://www.calwatergroup.com. Physical copies of these documents are also available upon request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

The Group's policy is that all directors must be able to devote the required time to carry out director responsibilities and should attend all meetings of the Board and of committees on which they sit.

Leadership Structure

Peter C. Nelson has served as Chairman of the Board since 2012. The roles of Chairman of the Board and CEO are separate. The Board believes that separating these roles is the most appropriate leadership structure for the Group, based on numerous factors, including the Board's historical practice (which has predominantly been to separate the roles), its assessment of the Group's leadership, and the Group's current and anticipated needs. The Board attributes a portion of the historical success of its leadership model to the Chairman of the Board's significant experience as part of the Group's senior management. The Board believes that Mr. Nelson's 17-plus years of service as the former President & CEO of the Group and his significant experience in the water and public utility industries make him best positioned to lead the Board as it oversees and monitors implementation of the Group's business strategy, considers risks related to strategy and business decisions, and performs its oversight function with respect to the Group's operations.

The Board also has established the position of lead director because the Board supports having an independent director in a Board leadership position at all times. The lead director is an independent director who is elected by the independent directors to serve for a period of at least one year. Mr. Richard P. Magnuson currently serves as lead director. As set forth in the Corporate Governance Guidelines, the lead director's responsibilities and authority include:

•
Presiding over executive sessions of the non-management and independent directors and having the authority to call executive sessions;

•
Presiding at meetings of the Board in the absence of the Chairman of the Board;

•
Approving Board meeting agendas and schedules;

•
Approving information sent to the Board;

•
Serving as liaison between the Chairman of the Board and the independent directors; and

•
Being available for consultation and communication with major stockholders upon request.

Risk Oversight

Under the Corporate Governance Guidelines, the full Board oversees the Group's processes for assessing and managing risk. The Board does not view risk in isolation, but considers risk as part of its regular consideration of business decisions and business strategy. The Board exercises its risk oversight function through the Board as a whole and through its committees. Each of the Board committees considers the risks within its areas of responsibility and identified in its charter. The Finance and Risk Management Committee reviews the Group's major risk

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 7

exposures and the steps management has taken and proposes to take to monitor and control such exposures. The Audit Committee reviews with management risks related to financial reporting and internal controls. At least annually, the Finance and Risk Management Committee discusses the Group's risk assessment and risk management with the Audit Committee. The Organization and Compensation Committee reviews enterprise risks to see that our compensation plans and programs do not encourage management to take unreasonable risks relating to our business. The Nominating/Corporate Governance Committee oversees risks related to matters of corporate governance, including director independence and Board performance.

The Group has a Management Committee (MC) that reports directly to the Finance and Risk Management Committee and meets at least semi-monthly. The MC is chaired by the Group's President & CEO and membership is comprised of the Group's officers. Among other functions, the MC identifies and prioritizes key risks and recommends the implementation of appropriate mitigation measures, as needed. The MC reports to the Audit Committee no less frequently than annually. Further review or reporting on risks is conducted as needed or as requested by the Board or committee.

Committees

There are four committees within our Board of Directors: (1) Audit; (2) Organization and Compensation; (3) Finance and Risk Management; and (4) Nominating/Corporate Governance. The membership and the function of each of these committees are described below.

Name	Audit	Organization and Compensation	Finance and Risk Management	Nominating/ Corporate Governance

Gregory E. Aliff	✓
Terry P. Bayer		✓		✓
Edwin A. Guiles	✓	✓	Chair
Bonnie G. Hill		✓		✓
Martin A. Kropelnicki
Thomas M. Krummel, M.D.		Chair		✓
Richard P. Magnuson	✓		✓	Chair
Linda R. Meier	✓	✓		✓
Peter C. Nelson
Lester A. Snow		✓	✓
George A. Vera	Chair		✓	✓

Number of meetings held during 2015	5	3	2	2

AUDIT:    Reviews the Group's auditing, accounting, financial reporting, and internal audit functions. Also, the Audit Committee is directly responsible for the appointment, compensation, and oversight of the independent registered public accounting firm, although stockholders are asked to ratify the Audit Committee's selection of this firm. All members are independent as defined in the listing standards of the New York Stock Exchange and meet the additional independence requirements for Audit Committee members imposed by the Sarbanes-Oxley Act and the rules of the SEC there under.

The Board has determined that George A. Vera, chair of the Audit Committee, Gregory E. Aliff, and Edwin A. Guiles are audit committee financial experts and are independent under the

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standards applicable to Audit Committee members. Designation as an audit committee financial expert means that the Board believes Mr. Vera, Mr. Aliff, and Mr. Guiles have:

(i)
An understanding of generally accepted accounting principles and financial statements;

(ii)
The ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

(iii)
Experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Group's financial statements, or experience actively supervising one or more persons engaged in such activities;

(iv)
An understanding of internal controls over financial reporting; and

(v)
An understanding of audit committee functions.

Designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations, or liability greater than those imposed on any other Audit Committee member or any other director and does not affect the duties, obligations, or liability of any other member of the Audit Committee or Board of Directors.

ORGANIZATION AND COMPENSATION:    Reviews the Group's executive compensation programs, including their establishment, modification, and administration. All members are independent as defined in the listing standards of the New York Stock Exchange, and meet additional independence requirements for Compensation Committee members applicable under the New York Stock Exchange listing standards. The Organization and Compensation Committee has taken steps to analyze the current risk profile of the Group's executive compensation programs. In its evaluation, the Organization and Compensation Committee review took into account that the Group operates in a highly regulated environment and thus maintains strong internal controls, which factors tend to mitigate against undue risk.

As a result of this evaluation, the Committee does not believe that the Group's compensation practices and programs create risks that are reasonably likely to have a material adverse effect on the Group, nor does it believe that the Group's executive compensation practices and programs are designed to promote risk taking.

Compensation Consultant:    The Organization and Compensation Committee retained Veritas Executive Compensation Consultants (Veritas) to advise it on marketplace trends in executive compensation, management proposals for the 2015 compensation program, and officer compensation decisions. Veritas generally evaluated equity compensation programs. Veritas also consulted with the Nominating/Corporate Governance Committee about its recommendations to the Board on director compensation. Veritas has been retained for advice on 2016 officer compensation.

Veritas was directly accountable to the Organization and Compensation Committee. To maintain the independence of their advice, Veritas did not provide any services for the Group other than those described above. In addition, the Organization and Compensation Committee conducted a conflict of interest assessment, considering the following six factors with respect to Veritas: (i) the provision of other services to the Group by Veritas; (ii) the amount of fees received from the Group by Veritas, as a percentage of total revenue of Veritas; (iii) the policies and procedures of Veritas that are designed to prevent conflicts of interest; (iv) any business or personal relationship between the consultants at Veritas with whom the Group work and any

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members of the Organization and Compensation Committee; (v) any of our stock owned by the Veritas consultants; and (vi) any business or personal relationship of Veritas or the Veritas consultants with any of the Group's executive officers, and no conflict of interest was identified.

For a description of the processes and procedures used by the Organization and Compensation Committee for the consideration and determination of executive compensation, see "Compensation Discussion & Analysis" elsewhere in this Proxy Statement.

FINANCE AND RISK MANAGEMENT:    Assists the Board in reviewing the Group's financial policies, risk management strategies, and capital structure. All members are independent as defined in the listing standards of the New York Stock Exchange.

NOMINATING/CORPORATE GOVERNANCE:    Reviews the Group's director compensation and assists the Board by (i) identifying candidates and nominating individuals qualified to become Board members and (ii) developing and recommending a set of corporate governance principles applicable to the Group. All members are independent as defined in the listing standards of the New York Stock Exchange.

During 2015, there were nine regular meetings of the Board, five meetings of the Audit Committee, three meetings of the Organization and Compensation Committee, two meetings of the Finance and Risk Management Committee, and two meetings of the Nominating/Corporate Governance Committee. The incumbent directors attended at least 75% of all Board and applicable committee meetings in 2015 (held during the period each director served). Directors are also expected to attend the Annual Meeting of Stockholders. All of the Directors were present at the 2015 Annual Meeting.

Independence of Directors

As discussed in the Group's Corporate Governance Guidelines, a substantial majority of the Board is comprised of independent directors. Currently, the Group's independent directors are Gregory E. Aliff, Terry P. Bayer, Edwin A. Guiles, Bonnie G. Hill, Thomas M. Krummel, M.D., Richard P. Magnuson, Linda R. Meier (who will retire from the Board as of the Annual Meeting), Lester A. Snow, and George A. Vera. Under the listing standards of the New York Stock Exchange, a director is independent if he or she has no material relationship, whether commercial, industrial, banking, consulting, accounting, legal, charitable, or familial, with the Group, either directly or indirectly as a partner, stockholder, or officer of an entity that has a material relationship with the Group. The Board makes an affirmative determination regarding the independence of each director annually, based on the recommendation of the Nominating/Corporate Governance Committee. The Board has adopted standards to assist it in assessing the independence of directors, which are set forth in the Corporate Governance Guidelines, which are posted on the Group's website at http://www.calwatergroup.com. Under these standards, the Board has determined that a director is not independent if:

•
The director is, or has been within the last three years, an employee of any company that comprises the Group or an immediate family member is, or has been within the last three years, an executive officer of any company that comprises the Group;

•
The director or any immediate family member has received personally during any twelve-month period within the past three years more than $120,000 in direct compensation from companies that comprise the Group, other than director or committee fees and pension or other forms of deferred compensation for prior service (compensation received by an immediate family member for service as an employee, other than an executive officer, of the Group is not considered for purposes of this standard);
10 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

•
The director, or an immediate family member, is a current partner of the Group's internal or external auditor; the director is a current employee of such a firm; the director's immediate family member is a current employee of such a firm who works personally on the Group's audit, or the director or an immediate family member was in the last three years a partner or employee of such a firm and personally worked on the Group's audit within that time;

•
The director, or an immediate family member, has been employed within the last three years as an executive officer of a company whose organization and compensation committee includes or included at the same time an executive officer of the Group;

•
The director is an employee, or has an immediate family member, who is an executive officer of a customer or vendor or other party that has made payments to or received payments from companies that comprise the Group for property or services in an amount that exceeded the greater of $1 million or 2% of the party's consolidated gross revenues in any of the past three years; or

•
The director, or the director's spouse, is an executive officer of a non-profit organization to which the Group makes, or in the past three years has made, payments that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization's consolidated gross revenues.

The Board has determined that none of the following relationships, in itself, is a material relationship that would impair a director's independence:

•
Being a residential customer of any subsidiary of the Group;

•
Being an executive officer or employee, or being otherwise affiliated with, a commercial customer from which the Group's consolidated gross revenues in any of the last three years are or were not more than the greater of (i) 1% of the Group's consolidated gross revenues for the year or (ii) $500,000;

•
Being an executive officer or employee of a supplier or vendor that has or had consolidated gross revenues from the Group in any of the last three years of not more than the lesser of (i) 1% of the Group's consolidated gross revenues for the year or (ii) $500,000;

•
Having a 5% or greater ownership interest or similar financial interest in a supplier or vendor that has or had consolidated gross revenues from the Group in any of the last three years of not more than the lesser of (i) 1% of the Group's consolidated gross revenues for such year or (ii) $500,000; and

•
Being a director of any of the Group's subsidiaries.

Directors inform the Board as to their relationships with the Group and provide other pertinent information pursuant to questionnaires that they complete, sign, and certify on an annual basis. The Board reviews such relationships to identify possible impairments to director independence and in connection with disclosure obligations. In assessing Mr. Aliff's independence, the Board considered that he is a retired former partner of Deloitte LLP, which is the parent entity of Deloitte & Touche LLP, the Group's independent registered public accounting firm. While at Deloitte, Mr. Aliff did not work on the Group's audit or otherwise have any involvement in providing services to the Group. For those directors who reside in a service territory of California Water Service Company and are customers, the Board has determined that it is not a material relationship that would impair their independence under the above standards.

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 11

Director Qualifications and Diversity

The Board believes that the Board of Directors, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Group's business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board's membership criteria. Accordingly, the Board and the Nominating/Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board's overall composition as well as in the Group's current and future business and operations.

The Nominating/Corporate Governance Committee is responsible for developing and recommending Board membership criteria to the Board for approval. The Board and the Nominating/Corporate Governance Committee seek a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board. An annual evaluation of the Board's composition enables the Board and Nominating/Corporate Governance Committee to update the skills and experience they seek in the Board as a whole, and in individual directors, as the Group's needs evolve and change over time and to assess diversity. In identifying director candidates from time to time, the Board and the Nominating/Corporate Governance Committee may identify specific skills and experience that it believes the Group should seek in order to constitute a balanced and effective board.

The Group seeks directors having the following specific qualifications:

•
Evidence of leadership in his or her particular field;

•
Broad experience and sound business judgment;

•
Expertise in an area of importance to the Group and its subsidiaries;

•
The ability to work in a collegial Board environment;

•
High personal and professional ethics and integrity;

•
The ability to devote the required time to carry out director responsibilities;

•
The ability and willingness to contribute special competencies to Board activities, including appointment to Board committees;

•
Freedom from conflicts of interest that would interfere with serving and acting in the best interests of the Group and its stockholders; and

•
Evidence of being a high caliber individual who has achieved a level of prominence in his or her career; for example, a CEO or highest level financial officer of a sizeable organization, a director of a major corporation, or a prominent civic or academic leader.

Additionally, Section 2.9 of the Group's bylaws contains requirements that a person must meet to avoid conflicts of interest that would disqualify that person from serving as a director.

Board membership should reflect diversity in its broadest sense. The Group seeks directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board's deliberations and decisions. The Board, as a whole, should possess a combination of skills, professional experience, and backgrounds necessary to oversee the Group's business. The Board assesses the diversity of skills, experience, and backgrounds represented on the Board as part of the annual Board self-evaluation process.

12 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

Identification of Director Nominees

The Group identifies new director candidates through a variety of sources. The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, as described in "Board Structure – Director Qualifications and Diversity" elsewhere in this Proxy Statement. Stockholders seeking to recommend candidates for consideration by the Nominating/Corporate Governance Committee should submit a recommendation in writing describing the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as director. Please submit this information to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

Stockholders may also propose director nominees by adhering to the advance notice procedure described under "Questions and Answers About the Proxy Materials and the Annual Meeting – How can a stockholder propose a nominee for the Board or other business for consideration at a stockholders' meeting?" elsewhere in this Proxy Statement.

Executive Sessions of the Board

Under the Group's Corporate Governance Guidelines, the non-management directors meet at least four times each year in executive session without management present, and the independent directors meet in executive session at least once a year. The lead director, Mr. Richard P. Magnuson, chairs these sessions.

Retirement Age of Directors

The Group has established a mandatory retirement age for directors. A director must retire no later than the Annual Meeting that follows the date of the director's 75th birthday. An employee director must retire as an employee no later than the Annual Meeting that follows the date of his or her 70th birthday, but may remain on the Board at the discretion of the Board of Directors.

Annual Meeting Attendance

All directors are expected to attend each Annual Meeting of the Group's stockholders, unless attendance is prevented by an emergency. All of the Group's directors who were directors as of the date of the Group's 2015 Annual Meeting attended the Group's 2015 Annual Meeting.

Other Governance Best Practices

The Group has adopted other practices that we believe reflect our commitment to good corporate governance including:

No Hedging and Pledging Policies

In accordance with our Insider Trading Policy, our directors and officers are prohibited from (i) hedging their ownership of Group stock, including trading in options, puts, calls, or other derivative instruments related to Group stock or debt; and (ii) pledging their ownership of Group stock.

Executive Compensation Recovery ("Clawback") Policy

The Board has adopted an executive compensation recovery, or "clawback," policy requiring the reimbursement of excess incentive-based compensation provided to the Group's officers in the

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 13

event of certain restatements of the company's financial statements. A more detailed description of the Executive Compensation Recovery Policy appears in the "Compensation Discussion and Analysis" section of this Proxy Statement.

Stock Ownership Requirements

Our Board has adopted stock ownership requirements for directors and officers. These stock ownership requirements were adopted to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, directors, and officers. As of March 29, 2016, 12 of our non-employee directors and officers already met or exceeded their ownership requirements. New directors and new officers have five years to meet the requirements. A complete description of the stock ownership requirements for directors and officers appears in the "Compensation Discussion and Analysis" section of this Proxy Statement.

Our directors as of March 29, 2016, are as follows:

Name	Age	Position	Current Term Expires	Director Since	Independent	Occupation	Other Board Experience	Public Utilities or Public Health Experience

Gregory E. Aliff	62	Director	2016	2015	Yes	Former Vice Chairman and Senior Partner of U.S. Energy & Resources, Deloitte LLP	Yes	Yes
Terry P. Bayer	65	Director	2016	2014	Yes	COO of Molina Healthcare, Inc.	Yes	Yes
Edwin A. Guiles	66	Director	2016	2008	Yes	Former Executive Vice President of Corporate Development, Sempra Energy	Yes	Yes
Bonnie G. Hill	74	Director	2016	2003	Yes	President of B. Hill Enterprises, LLC	Yes	Yes
Martin A. Kropelnicki	49	President & CEO and Director	2016	2013	No	President & CEO of California Water Service Group	Yes	Yes
Thomas M. Krummel, M.D.	64	Director	2016	2010	Yes	Emile Holman Professor in the Department of Surgery at Stanford University School of Medicine and Susan B. Ford Surgeon-in-Chief at Lucile Packard Children's Hospital	Yes	Yes
Richard P. Magnuson	60	Lead Director & Chair of the Board's Executive Sessions	2016	1996	Yes	Venture Capitalist	Yes
Linda R. Meier	75	Director	2016	1994	Yes	Board Member, Stanford University Hospital	Yes	Yes
Peter C. Nelson	68	Chairman of the Board	2016	1996	No	Chairman of the Board of California Water Service Group	Yes	Yes
Lester A. Snow	64	Director	2016	2011	Yes	Executive Director of the California Water Foundation	Yes	Yes
George A. Vera	72	Director	2016	1998	Yes	Principal Executive Officer of the Carroll Investment Company	Yes

14 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Upon the recommendation of the Nominating/Corporate Governance Committee, the Board has nominated for election at the 2016 Annual Meeting of Stockholders a slate of ten nominees. All of the nominees other than Gregory E. Aliff have served as directors since the last Annual Meeting. Mr. Aliff has served as a director since September, 2015. All directors are elected annually to serve until the next Annual Meeting or until their respective successors are elected. Linda R. Meier is retiring from the Board as of the 2016 Annual Meeting and will not stand for re-election, in accordance with the Board's retirement policy. Accordingly, the Board has reduced the number of directors to ten, effective as of the Annual Meeting.

Nominee Qualifications

When an incumbent director is up for re-election, the Nominating/Corporate Governance Committee reviews the performance, skills, and characteristics of such incumbent director before making a determination to recommend that the Board nominate him or her for re-election.

The Nominating/Corporate Governance Committee believes that all of the following ten director nominees listed are highly qualified and have the skills and experience required for membership on our Board. A description of the specific experience, qualifications, attributes and skills that led our Board to conclude that each of the nominees should serve as a director follows the biographical information of each nominee.

Vote Required

Each director must be elected by the affirmative vote of a majority of the votes cast. A majority of the votes cast means that the number of votes cast "FOR" a candidate for director exceeds the number of votes cast "AGAINST" that candidate for director.

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 15

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote "FOR" the election of each of the following nominees:

Gregory E. Aliff	Age 62	Director since September, 2015

Mr. Aliff is the former Vice Chairman and Senior Partner of U.S. Energy & Resources at Deloitte LLP, a global provider of professional services, where he began his distinguished career nearly four decades ago. From 2012 to 2014, Mr. Aliff led Deloitte's Sustainability Services practice, which focused on water and energy management. Prior to that, he led the firm's U.S. Energy & Resources practice for ten years. Mr. Aliff also previously served as a member of the Board of Directors of the United States Energy Association. He currently serves as a director on the board of SCANA Corporation and as a director for Grid Alternatives, a non-profit organization. Mr. Aliff earned his Bachelor of Science in Accounting and his Masters of Business Administration from Virginia Tech. He is a Certified Public Accountant.

Mr. Aliff brings extensive accounting, auditing, and financial reporting experience to the Board, with specific expertise in both the public utility and energy and resources industries. He also has in-depth experience in strategy, enterprise risk management, and regulatory affairs from his many years providing professional services to numerous major utilities. His deep understanding of public utility markets and the breadth of experience he has gained from working with public companies make him a valuable resource to the Group. Mr. Aliff was identified as a nominee by the President & CEO of the Group, who introduced him to the chair of the Nominating/Corporate Governance Committee and the Chairman of the Board for consideration as a director candidate.

Terry P. Bayer	Age 65	Director since 2014

Ms. Bayer is the Chief Operating Officer (COO) for Molina Healthcare, Inc., a managed care company that provides Medicaid and Medicare related solutions to meet the healthcare needs of low-income individuals and families. She has held that position since 2005. She was previously Executive Vice President of Health Plan Operations and also held management positions at Family Health Plan and AccentCare, Inc. Ms. Bayer previously served on the Board of Directors of Apria Healthcare Group, Inc. from 2006-2008 where she served as the chair of the compliance committee and served as a member of the compensation committee. She holds a Juris Doctor Degree from Stanford University, a Master's Degree in Public Health from the University of California, Berkeley, and a Bachelor's Degree in Communications from Northwestern University.

Ms. Bayer brings senior leadership, financial, operational, and public health expertise to the Board from her service as the COO of Molina Healthcare, Inc., a public company. She has many years of experience as an operating executive with a strong focus on government program compliance, public health and administration, as well as customer service. Her significant background and experience in healthcare supports the Board's efforts in overseeing and advising on employee health matters. Her previous experience as a director of Apria Healthcare Group. Inc. and a committee member also allows her to contribute to the Group.

16 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

Edwin A. Guiles	Age 66	Director since 2008

Mr. Guiles has been a director of Cubic Corporation since 2008. He was formerly Executive Vice President of Corporate Development at Sempra Energy. From 2000 to 2006, he was Chairman and CEO of San Diego Gas & Electric (SDG&E) and Southern California Gas Company (SoCal Gas), Sempra Energy's California regulated utilities. He held a variety of management positions at SDG&E since joining that company in 1972. Mr. Guiles is also past chairman of the California Chamber of Commerce. He has a Mechanical Engineering Degree from the University of Arizona.

Mr. Guiles is a former chairman & CEO with a strong public utility background. He has corporate governance experience through his service on the boards of SDG&E, SoCal Gas, and Cubic Corporation, a public company. He brings to the Board valuable senior management and operational expertise from his 37 years at Sempra Energy, SDG&E, and SoCal Gas. Additionally, Mr. Guiles' in depth knowledge of public utility regulation provides the Board with crucial insight.

Bonnie G. Hill	Age 74	Director since 2003

Ms. Hill is the president of B. Hill Enterprises, LLC, a consulting firm specializing in corporate governance and board organization. She is also co-founder of Icon Blue, a brand marketing company. From 1997 to 2001, she was President & CEO of Times Mirror Foundation and Senior Vice President, Communications and Public Affairs, of The Los Angeles Times. She is a director of Yum Brands, Inc. She was formerly a director of AK Steel Holdings Corp., Home Depot, Inc., Hershey Foods Corporation, and is a former member of the Investors Advisory Group of the Public Company Accounting Oversight Board. She is a trustee of the RAND Corporation, a member of the Shareholder Director Exchange (SDX), and was a founding member of the Lead Director Network (LDN).

Through her experience as a former chair of the SEC's Consumer Affairs Advisory Committee, and as a former director of the National Association of Securities Dealers Regulation Board, Ms. Hill brings to the Board significant public policy, regulatory, and governance expertise. Her business experience as well as her service on the boards of a variety of public companies over the past 24 years demonstrates her extensive knowledge of the complex financial and operational issues that public companies face.

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 17

Martin A. Kropelnicki	Age 49	Director since 2013

Mr. Kropelnicki is President & CEO of the Group. Mr. Kropelnicki joined the Group as Vice President, Chief Financial Officer (CFO) and Treasurer in 2006 and was named the President and COO in 2012. He then was appointed President & CEO of the Group effective September 1, 2013. He has over 27 years of experience in finance and operations, including 15-plus years as CFO at public listed companies and has held executive positions at PowerLight Corporation, Hall Kinion & Associates, Deloitte & Touche Consulting Group, and Pacific Gas & Electric Company. He is currently on the board of the Bay Area Council and is president-elect and serves on the executive committee of the National Association of Water Companies (NAWC). He holds a Bachelor of Arts Degree and Master of Arts Degree in Business Economics from San Jose State University.

Mr. Kropelnicki is well positioned to lead the Group's management team and give guidance and perspective to the Board. His experience as the former CFO of the Group provides expertise in both corporate leadership and financial management. His 15-plus years as a CFO of publicly listed companies and operations management experience enables him to offer valuable perspectives on the Group's corporate planning, rate making, and budgeting along with operational and financial reporting.

Thomas M. Krummel, M.D.	Age 64	Director since 2010

Dr. Krummel is the Emile Holman Professor in the Department of Surgery at Stanford University School of Medicine and the Susan B. Ford Surgeon-in-Chief at the Lucile Packard Children's Hospital. A leader in his field, he has been honored with the Henry J. Kaiser Family Foundation Award for Excellence in Clinical Teaching; the John Austin Collins, M.D. Memorial Award for Outstanding Teaching and Dedication to Resident Training; and the Lucile Packard Children's Hospital Recognition of Service Excellence. He is currently Chair of the Board of Directors at The Fogarty Institute for Innovation and serves as a Director of The Morgridge Institute for Research – University of Wisconsin.

Dr. Krummel brings to the Board experience with professional training and development as well as a familiarity with medical, public health, and science issues. He offers the Board unique insight on public health matters, including healthcare policy and legislation, drinking water quality, and employee health.

18 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

Richard P. Magnuson	Age 60	Director since 1996

Mr. Magnuson is a private venture capitalist and is lead director. Mr. Magnuson holds an undergraduate degree in economics, a law degree and a master's degree in business administration from Stanford University. From 1984 to 1996, he was a general partner of Menlo Ventures, a venture capital firm. He has served on the boards of the following public companies: Rogue Wave Software (acquired by Quovadx), IKOS Systems, Inc. (acquired by Mentor Graphics), and OrCAD, Inc. (acquired by Cadence Design Systems). He has also served on the boards of several other privately held companies in the past.

With his legal and venture capital backgrounds, Mr. Magnuson brings valuable financial and business strategy expertise to the Board. His past experience on the boards of other public companies, and his insight on financial and operational matters, adds value to the Board. His past and current Board service also provides insight on corporate governance practices.

Peter C. Nelson	Age 68	Director since 1996

Mr. Nelson is Chairman of the Board of the Group and its subsidiaries. He is a director of the California Chamber of Commerce and a past president of the National Association of Water Companies (NAWC).

Mr. Nelson has a strong record of operational and strategic leadership in the public utility business, including his 17-plus years of experience as the former President & CEO of the Group. An engineer by training with a graduate degree in business administration, he gained extensive senior executive experience at Pacific Gas & Electric Company. He has a vast understanding of the water industry from his role as the former President & CEO of the Group and from his leadership roles representing the water profession nationally at NAWC as well as in California at the State Chamber of Commerce.

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 19

Lester A. Snow	Age 64	Director since 2011

Mr. Snow has served as Secretary of the California Natural Resources Agency, Director of the California Department of Water Resources, Regional Director of the U.S. Bureau of Reclamation, Executive Director of the CALFED Bay Delta Program, and General Manager of the San Diego County Water Authority. He is Executive Director of the California Water Foundation, an initiative of the Resources Legacy Fund, and currently serves on the board of the Water Education Foundation. He holds a Master of Science Degree in Water Resources Administration from the University of Arizona and a Bachelor of Science Degree in Earth Sciences from Pennsylvania State University.

Mr. Snow brings more than 30 years of water and natural resource management experience to the Board. His distinguished public service career enables him to assist the Board in addressing water and environmental issues as well as regulatory and public policy matters. Additionally, his executive experience in the public sector provides the Board with critical insight on a variety of operational and financial matters.

George A. Vera	Age 72	Director since 1998

Mr. Vera retired in May, 2011 as Vice President and CFO of the David and Lucile Packard Foundation. Until 1997, he was an audit partner at Arthur Andersen, LLP. He is now employed as the principal executive officer with the Carroll Investment Company, a private investment management firm.

Mr. Vera is an experienced financial leader with the skills necessary to chair our Audit Committee. He brings many years of accounting experience as a former audit partner that is critical to the Board. His former position with the David and Lucile Packard Foundation provides him with extensive knowledge in dealing with financial and accounting matters. His current position with Carroll Investment Company continues to build his experience in dealing with investment and financial matters.

20 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Ownership of Directors and Executive Officers

The Group's Corporate Governance Guidelines, available on the Group's website at http://www.calwatergroup.com, include the stock ownership requirements for non-employee directors and officers. The requirements were adopted to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, directors, and officers. A more complete description of the stock ownership requirements appears in the "Compensation Discussion and Analysis" section of this Proxy Statement.

Individuals are required to achieve the relevant ownership threshold within five years following adoption of the requirements or five years after commencing service, whichever is later.

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 21

The following table shows the common stock ownership of our directors and officers as of March 29, 2016. All directors and officers have sole voting and investment power over their shares (or share such powers with their spouses).

Name	Common Stock Beneficially Owned(*)

Gregory E. Aliff Director	3,593
Terry P. Bayer Director	7,171
Shannon C. Dean Executive Officer	5,663
Edwin A. Guiles Director	26,357
David B. Healey Executive Officer	14,440
Bonnie G. Hill Director	26,508
Martin A. Kropelnicki Director and Executive Officer	60,823
Thomas M. Krummel, M.D. Director	18,648
Robert J. Kuta Executive Officer	4,667
Michael B. Luu Executive Officer	8,923
Richard P. Magnuson Director	65,646
Lynne P. McGhee Executive Officer	19,329
Linda R. Meier Director	30,465
Michelle R. Mortensen Executive Officer	3,069
Peter C. Nelson Director and Retired Executive Officer	38,708
Elissa Y. Ouyang Executive Officer	1,513
Michael J. Rossi Executive Officer	31,411
Gerald A. Simon Executive Officer	1,513
Thomas F. Smegal III Executive Officer	31,134
Lester A. Snow Director	14,683
Paul G. Townsley Executive Officer	11,966
Timothy D. Treloar Executive Officer	9,168
George A. Vera Director	36,731
Ronald D. Webb Executive Officer	7,629
All directors and executive officers as a group	479,758

*
To the knowledge of the Group, as of March 29, 2016, all directors and executive officers together beneficially owned an aggregate of approximately 1.0% of the Group's outstanding common shares. No one director or officer beneficially owns more than 1.0% of the Group's outstanding common shares.
22 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

Ownership of Largest Stockholders

As of December 31, 2015, the Group's records and other information available from outside sources indicated that the following stockholders were the beneficial owner of more than five percent of the outstanding shares of our common stock.

The information below is as reported in filings made by third parties with the SEC. Based solely on the review of our stockholder records and public filings made by the third parties with the SEC, the Group is not aware of any other beneficial owners of more than five percent of the common stock.

Class	Beneficial Owner	Number of Shares of Common Stock	Percent of Class

Common	The Vanguard Group, Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	3,649,753	7.62%
Common	BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	3,579,076	7.50%
Common	Pictet Asset Management SA(3) 60 Route des Acacias 1211 Geneva 73 Switzerland	2,765,877	5.77%

(1)
The Vanguard Group, Inc. has sole voting power over 64,182 shares; sole investment power over 3,587,471 shares; shared voting power over 5,000 shares; and shared investment power over 62,282 shares as of December 31, 2015, as filed on SEC Schedule 13G/A.

(2)
BlackRock, Inc. has sole voting power over 3,381,373 shares and sole investment power over 3,579,076 shares as of December 31, 2015, as filed on SEC Schedule 13G/A.

(3)
Pictet Asset Management SA has shared voting power over 2,765,877 shares and shared investment power over 2,765,877 shares as of December 31, 2015, as filed on SEC Schedule 13G.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership, and changes in ownership of our securities. Based solely on its review of the copies of forms furnished to the Group, or written representations that no annual forms (SEC Form 5) were required, the Group believes that for fiscal year ended December 31, 2015, our directors and executive officers filed all reports on a timely basis.

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 23

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes the material elements of the Group's executive compensation program for 2015. This section focuses on the compensation of the Group's principal executive officer, principal financial officer, and the three other most highly compensated executive officers for 2015 referred to herein as "named executive officers" (NEOs) or "executives."

Role of the Organization and Compensation Committee

The Organization and Compensation Committee (Committee), which is comprised entirely of independent outside directors, is responsible for overseeing the Group's compensation programs for executives and executive succession. After a review of compensation levels, the Committee recommends to the Board compensation levels and incentive performance objectives for executives for the 12-month period beginning January 1st of each year. These objectives align with stockholder and customer interests and support the long-term growth and health of the Group. The Committee starts its planning and review process in February of each preceding year and typically concludes its process in November. After year-end results are final, the Committee reviews the achieved results for the prior year, certifies the achievement of each goal, approves payment of incentive compensation as certified, and approves the incentive compensation targets for the current year.

24 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

The following is a summary of the key features of our executive compensation program:

WHAT WE DO	WHAT WE DON'T DO

✓

We pay for performance with compensation in the form of annual short-term performance-based incentives as well as awarding 50% of long-term equity incentive compensation in the form of restricted stock units (RSUs) subject to performance-based vesting criteria over a three-year period.

✓

We require stock ownership for all directors and officers to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, directors, and officers.

✓

We have implemented an executive compensation recovery ("clawback") policy requiring the reimbursement of excess incentive-based compensation provided to the Group's officers in the event of certain restatements of the Company's financial statements.

✓

We have retained an independent compensation consultant who reports to the Organization and Compensation Committee.

✗

We do not provide employment agreements. Other than participation in the Executive Severance Plan, none of the executives are party to individual employment or severance agreements.

✗

We do not provide single-trigger change in control benefits. The Group's Executive Severance Plan provides for change in control severance benefits upon a termination of employment following a change in control. In addition, the Group's equity incentive plan does not require single-trigger vesting acceleration upon a change in control.

✗

We do not provide tax gross-ups on perquisites or other personal benefits.

✗

We limit perquisites. As detailed below, the Group provides executives with only limited perquisites consisting of a company car with related excess liability insurance and an employee relocation program.

✗

We do not allow hedging and pledging with respect to Group stock. Our directors and officers are prohibited from hedging their ownership of Group stock, including trading in options, puts, calls, or other derivative instruments related to Group stock or debt, in accordance with an anti-hedging prohibition in our insider trading policy. Our directors and officers are also prohibited from pledging their ownership of Group stock in accordance with an anti-pledging provision in our insider trading policy.

Pay for Performance

In a significant deviation from historical practice, beginning in 2012 we implemented substantial changes to our executive compensation program to incorporate both long-term and short-term performance-based compensation. These changes focused on better linking executive compensation to the Group's performance (as measured by key operational and financial objectives). The enhancements of our executive compensation program of the past several years, which are discussed in more detail elsewhere in this CD&A, include:

•
Implementing a short-term performance-based compensation program in the form of an annual short-term performance-based incentive that supports the long-term growth of the Group;

•
Awarding 50% of long-term equity incentive compensation in the form of restricted stock units (RSUs) subject to performance-based vesting criteria, with the remaining 50% awarded in the form of time-based restricted stock awards (RSAs);
CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 25

•
Implementing a three-year performance period for the performance-based RSUs with vesting only upon meeting or exceeding performance targets related to each of the following: water quality, customer service, utility plant investment, return on equity, and safety;

•
Adopting stock ownership requirements for officers;

•
Adopting no-hedging and no-pledging policies for members of the Board and for officers; and

•
Adopting a compensation recovery ("clawback") policy.

2015 Say-on-Pay Vote

We received approximately 92% of the votes cast on the advisory vote in favor of our executive compensation program (Say-on-Pay Vote) for fiscal year 2014, taken at the 2015 Annual Meeting of Stockholders. The Committee believes the high level of support was the result of changes to the compensation program implemented by the Committee in late 2012 and 2013. We have continued to apply the same effective principles in making compensation decisions for 2015 and 2016, as described more fully below, although the Committee did not make any changes to the executive compensation program in response to the 2015 Say-on-Pay Vote.

Following the 2012 Say-on-Pay Vote, we increased our efforts to solicit feedback from stockholders to better understand their views. As a result of these discussions with stockholders, effective January 1, 2014, we implemented a short-term performance-based incentive compensation program for officers, which further strengthened the link between pay and the Group's performance. We continued to solicit feedback from stockholders in 2015. The Committee believes that a mix of short-term and long-term incentive compensation will reward and motivate near-term performance, while at the same time providing significant incentives to keep executives focused on longer-term corporate goals that support both stockholders and customers.

We believe that the changes made to our executive compensation program since 2012 are responsive to the views expressed by our stockholders and that our executive compensation program continues to be aligned with the interests of our stockholders and customers. The Committee recognizes that best practices in executive compensation continue to evolve and will continue to monitor developments in this area. The Committee plans to continue regular solicitation of stockholder feedback on our executive compensation program.

Recap of 2015 Group Performance

For 2015, the Group achieved the majority of its operational goals while keeping non-drought related, controllable costs within budget.

In April of 2015, the Governor for the State of California issued the first ever statewide drought emergency declaration in response to the fourth year of historic drought conditions. The emergency declaration required a mandatory urban water reduction of 25% statewide. Accordingly, the Group's largest subsidiary, California Water Service Company (Cal Water), reallocated its resources to implement an aggressive drought response plan during 2015 to ensure mandatory reduction targets were met and the California utility was in full compliance with the Executive Order.

As expected, the drought impacted the Group's financial performance for the year. The Group's net income was $45.0 million and diluted earnings per share was $0.94, which is inclusive of $4.4 million in incremental drought expenses for Cal Water related to its drought response and

26 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

the state declared drought emergency. It is anticipated that the majority or all of these expenses will be recovered in future customer rates via a drought memorandum account established by the California Public Utilities Commission (CPUC) and subject to regulatory review and approval. Additionally, on July 3, 2015 we timely filed a general rate case (GRC) application seeking rate increases in all regulated operating districts in California for the Group's largest subsidiary, beginning January 1, 2017. The 2015 GRC application requested increased revenues of $94.8 million for 2017, $23.0 million for 2018, and $22.6 million for 2019. Additionally, the application also requested approval to invest $693.0 million in new capital throughout California over the three-year period from January 1, 2016 through December 31, 2018 in order to continue to provide a safe and reliable water supply to our customers.

Despite the diversion of significant resources used in response to the declared drought emergency for the implementation of water budgets for individual California customers along with related billing, regulatory filings, and increased conservation education and outreach, our officer team made considerable progress on our strategic corporate goals and critical business objectives. The officer team met or exceeded the performance objective with respect to three of the five performance targets established at the end of the year, as described in more detail in the following pages.

Financial highlights for 2015 include:

•
Achieved an average system-wide water reduction of 28.6% in California versus the state mandated 25% target as of December 31, 2015;

•
Invested $177.3 million of capital in rate base, inclusive of developer contributions, an increase of 34% over 2014;

•
Increased the dividend for the 49th consecutive year;

•
Completed successful debt offering in the fourth quarter and a replacement of its syndicated line of credit in the first quarter;

•
Maintained the Company's strong credit rating of A+ stable and AA- for first mortgage bonds; and

•
Completed and implemented new rates via general rate cases in Hawaii and Washington.

Our earnings per share in 2015 represented a return on equity (determined in accordance with GAAP) of 7.10%. However, common equity in part supports construction work in progress (CWIP), which is subject to interest during construction in lieu of a return on equity in most regulatory jurisdictions. Excluding the Cal Water funded CWIP from common equity, the Group earned 8.45% on average common equity (the regulatory calculation of return on equity). Excluding CWIP and the $4.4 million in 2015 drought expenses, which are tracked in a drought memorandum account for future recovery but expensed as incurred, the Group would have earned 8.98% on average common equity.

2015 Return on Equity (ROE)

ROE		% Achieved

Target Authorized Regulated ROE	9.46%
GAAP Calculated ROE	7.10%	75%
Regulatory Calculation of ROE (GAAP + CWIP)	8.45%	89%
Regulatory Calculated ROE + Drought Expenses	8.98%	95%

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 27

CEO Pay Overview

Mr. Kropelnicki, the Group's CEO since September 1, 2013, made significant contributions to the Group's performance in 2015. Based on the 2015 performance objectives, the Committee granted Mr. Kropelnicki an equity incentive award with a total value of $550,000 for 2015. With a 2015 base salary of $770,000 and his $385,000 short-term incentive compensation bonus (representing a maximum payout of 100% of target for 2015 and reflecting superior performance during the year as described in more detail below), his total direct compensation for 2015 was $1,705,000 (comprised of salary, bonus, and equity award). The main difference between Mr. Kropelnicki's total direct compensation and the amount reported in the Summary Compensation Table is the change in value of his pension from 2014 to 2015, a $1.1 million increase in the actuarial estimate of his future potential pension benefits due to changes in interest rates. Changes in actuarial assumptions for the pension and Supplemental Executive Retirement Plan (SERP) costs are included in customer rates through a rate recovery mechanism. The actual value of the pension benefit ultimately received by Mr. Kropelnicki will depend on a number of factors including when he retires, when he elects to begin receiving benefits, and how long he actually receives benefits. No pension benefit is paid to Mr. Kropelnicki until after his retirement from the Group.

Compensation Philosophy for Executives

The Group's overall philosophy is to provide compensation that attracts, retains, and motivates talented executives, rewards excellent job performance, overall leadership, and provides for fair, reasonable, and competitive total compensation that aligns executives' interests with the long-term interests of our stockholders and customers.

The Committee believes that a balance of fixed and variable compensation, with short-term and long-term compensation elements, maintains a strong link between the NEOs' compensation and the Group's performance, as well as promotes the interests of both customers and stockholders. The Committee will annually re-evaluate the mix of fixed and variable compensation, including the proportions of incentive compensation awarded as short-term cash-based and long-term equity-based awards. Additionally, the Committee continues to monitor our program on an annual basis to ensure that the structure will not incentivize excessive risk-taking.

Overall, we believe our executive compensation program is achieving the intended results. We believe our compensation is competitive in the industry and has resulted in the attraction and retention of officers who contribute to the long-term success of the Group. In addition, the program creates a strong linkage between pay and performance through our long-term equity and annual performance-based short-term incentive compensation without encouraging imprudent risk taking by the Group's officers.

Elements of Compensation

The material elements of the Group's executive compensation program for 2015 included:

•
Base Salary;

•
Annual Performance-Based Short-Term Incentive Compensation;

•
Performance and Time-Based Long-Term Equity Compensation;

•
Basic and Supplemental Pension Plan Benefits;

•
Deferred Compensation Plan Benefits; and

•
Limited Perquisites.
28 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

In determining compensation, the Committee is mindful that as a holding company for a California regulated utility, the Group's financial performance is substantially dependent upon CPUC regulation plus other factors, which to a large extent are beyond the control of executives. Therefore, the Committee's decisions regarding overall compensation are determined largely by evaluation of factors that are within the executives' control and its comparisons with peer groups. As discussed below, the metrics used to determine the executives' annual short-term performance-based incentive compensation and the vesting of long-term performance-based equity compensation awards are appropriate metrics that will align executive performance in a manner beneficial to both stockholders and customers and not encourage imprudent risk-taking.

Base Salary

The Group provides the largest portion of executive total compensation in the form of base salaries that compensate the executives for performance of primary roles and responsibilities. The Committee reviews base salaries for executives annually and determines whether or not to recommend adjustments to salaries. To assist the Committee in this review, the Group's President & CEO provides an assessment of each executive's performance and contribution towards the key corporate goals and makes recommendations regarding base salary adjustments to the Committee for each of the executives other than himself based on the competitive data and the other factors described below under "Determining Executive Compensation."

The Committee has and continues to target base salaries for each executive that are appropriate for the performance, skills, capabilities, and individual contributions in his/her position. The base salary levels are established by reference to the competitive data described below.

As was consistent with last year's practice, when determining 2015 base salaries and total target cash compensation, the Group compared both the base salaries for its executives to the base salaries for similar positions within the competitive data as well as the target total cash compensation for its executives (taking into account annual short-term incentive compensation targets) to the competitive market target total cash compensation. Each of the executive's base salaries for 2015 were within the competitive range (defined as plus or minus 20% from the median compensation level, based upon available survey data) of target total cash compensation.

Each year, officers of the Group, including the NEOs, establish a number of corporate goals and objectives for the Group that promote the long-term growth of the Group and aligns the interests of stockholders, customers, and employees. The objectives chosen are communicated internally within the Group and monitored quarterly. Changes in base salary levels for our President & CEO and other NEOs are generally based on progress against certain of these key corporate goals by the Group and individual executive performance. For 2015, the following corporate goals of the Group were used to evaluate 2015 compensation for our current President & CEO and NEOs:

1.     Group Operations Goal – Achieve planned operating results as defined in the 2015 Corporate Goals and Objectives. Our overall goal was to manage the controllable elements of administrative and general, other operations, and maintenance expenses within budget.

Achieved Results for Group Operations – For 2015, the Group achieved the majority of its operational goals while keeping non-drought related, controllable costs within budget. In April of 2015, the Governor for the State of California issued the first ever statewide drought emergency declaration in response to historic drought conditions. The emergency declaration

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 29

required a mandatory urban water reduction of 25%. Accordingly, Cal Water reallocated its resources to implement an aggressive drought response plan during 2015 to ensure mandatory reduction targets were met and the California utility was in compliance with the Executive Order. Plan elements included:

•
Reprogramming its customer billing system in response to the California drought emergency to implement individual customer water budgets and budget tracking at the meter level;

•
Establishing a dedicated full-time drought response team for statewide drought response efforts comprised of more than 30 full-time employees including call center representatives, conservation experts, a government affairs specialist, and a communications specialist;

•
Opening a dedicated drought call center operating 12 hours per day to assist customers throughout the state with drought-related issues, including reviewing customer appeals of water budget allocations;

•
Responding to leak emergencies 24 hours per day, 7 days a week, rather than scheduling repairs during normal business hours;

•
Maintaining customer service levels and call center response times despite the significant increase in phone calls due to the implementation of mandatory drought requirements;

•
Implementing an aggressive media and customer outreach program for each district; and

•
Taking a customer-first approach that focuses on helping customers achieve their water budgets.

As of December 31, 2015, Cal Water achieved an average system wide savings of 28.6% versus the 25% target. The achieved savings is equal to more than 22 billion gallons of water saved for the period of June 1 through December 31, 2015 as compared to the same period of 2013, the baseline year for savings calculations. The majority of the California districts met or exceeded the mandatory reduction targets that ranged from 6 to 36% at the local level.

While Cal Water has an authorized memorandum account to track drought-related costs from the CPUC and can apply for expense recovery at a later date, drought costs are expensed in the period incurred. During 2015, the Group incurred $4.4 million in incremental costs associated with the drought, which reduced earnings by an estimated $0.06 per share for 2015. In addition to significant efforts related to the drought response, the Group achieved the majority of its corporate goals and managed non-drought-related controllable costs within budget, as discussed below.

2.     Stockholder Value Goal – Achieve budgeted earnings per share of $1.12, return on equity on invested capital of 9.46%, and Company funded capital expenditures of $136 million.

Achieved Results for Stockholder Value – For 2015, the Group achieved the following result for the major objective in this category:

•
Earnings per share of $0.94 or 84% of target, which represents a return on equity (as determined in accordance with GAAP) of 7.10%. Common equity in part supports CWIP, which is subject to interest during construction in lieu of a return on equity in most regulatory jurisdictions. Excluding the Cal Water funded CWIP from common equity, the Group earned 8.45% on average common equity (the regulatory calculation of return on equity). Excluding CWIP and the $4.4 million in 2015 drought expenses, which are tracked in a drought memorandum account for future recovery but expensed as incurred, the Group would have earned 8.98% on average common equity.
30 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

•
Company funded capital expenditures were $171 million, exceeding the 2015 Capital Budget by $35 million or 26%. In evaluating this result, the Committee gave consideration to factors that affected the Group's operating results that are described in the Group's annual report on Form 10-K.

3.     Regulatory Goal – File the 2015 GRC for Cal Water, the Hawaii Water Service Company (Ka'anapali) GRC, and the Washington Water Service Company GRC.

Achieved Results for Regulatory – On July 3, 2015, Cal Water filed a GRC application as described above. In December, 2015, Hawaii Water Service Company filed a GRC for Ka'anapali water and wastewater requesting $1.7 million in additional annual revenues. On January 15, 2015, the Washington Utilities and Transportation commission approved the 2014 Washington Water Service Company GRC authorizing annual revenue increase of $1.7 million effective February 1, 2015.

4.     Customer Service and Water Quality Goal – Complete key strategic projects in the areas of customer service and water quality.

Achieved Results for Customer Service and Water Quality – To address the water use reduction targets, Cal Water established individual water budgets for every customer, set up a centralized drought call center to answer questions and process water-budget appeals, and trained numerous drought coordinators to provide personal, individual assistance to every customer who needed it. Additionally, Cal Water hosted 25 public meetings throughout the state to discuss its drought plan personally with thousands of customers. During 2015, the California districts achieved an average system-wide reduction of 28.6% compared to a state target reduction of 25%.

An automated customer survey program was also implemented in 2015 to issue surveys to customers after receiving service from Cal Water. The surveys, delivered via either email or phone, provide real-time feedback allowing trends to be identified and any issues to be resolved quickly.

In 2015, the Group maintained high water quality standards with no primary water quality violations in California, Hawaii, and New Mexico. During the year, Cal Water achieved full compliance with the new California regulation for chromium-6 and became one of the first water providers in the United States to utilize full-scale strong base anion-exchange technology for treatment, the most cost-effective methodology to treat chromium-6. Nine treatment installations were completed in 2015 using this methodology, maintaining affordability for our customers.

5.     Employee Retention and Development Goal – Implement key strategic projects in the area of employee retention and development.

Achieved Results for Employee Retention and Development – During 2015, the Group completed key strategic objectives in the area of employee retention and development, including:

•
Implemented online learning management system making available developmental and safety courses to employees;

•
Implemented changes focused on safety and reducing long-term worker's compensation costs;

•
Cal Water named a "Top 100 Workplace" in the San Francisco Bay Area for the fourth consecutive year; and

•
Ratified and implemented a six-year contract with our unions.
CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 31

Once the Committee assesses the business results for each goal as described above, the Committee then reviews and discusses the overall performance of each executive and the competitive data provided by the independent consultant retained by the Committee. Once reviewed and agreed upon, the Committee recommends to the Board the base salaries for the executives (including the President & CEO). The following table shows the base salaries for each executive for 2014, 2015, and 2016:

Name	2014 Base Salary	2015 Base Salary	2016 Base Salary

Martin A. Kropelnicki	$700,000	$770,000	$825,000
Thomas F. Smegal	381,600	390,000	405,600
Paul G. Townsley	325,000	335,000	345,050
Francis S. Ferraro	423,315	432,000	440,640
Robert J. Kuta		300,000	306,000

The increases to salaries for 2015 and 2016 are intended to compensate the individuals for job performance and overall leadership while being within the "competitive range" of the market data for target total cash compensation for similar positions ("competitive range" is described in more detail above and below).

Performance-Based Short-Term Incentive Compensation

Effective January 1, 2014, we introduced an annual performance-based short-term incentive compensation program for officers that aligns long-term goals with payouts dependent upon achievement of certain performance objectives over a one-year performance period.

For 2015, the performance criteria for the annual short-term incentive awards were tied to the same performance metrics used for the long-term performance-based RSUs that were eligible to be earned for 2015 performance, which are listed in the table that follows under "Performance and Time-Based Equity Compensation." The same metrics were utilized for two reasons. First, the Committee believes aligning incentives between short-term and long-term incentive compensation discourages short-term risk taking at the expense of the long-term health of the Group's regulated utilities, customers, and operations. Second, the metrics previously underwent regulatory review in the last general rate case, and compensation payable based upon these metrics is currently included in customer rates through a rate recovery mechanism.

For 2015, the Committee granted the opportunity for executives (other than our President & CEO) to receive short-term performance incentive awards of 10% of base salary at target, vesting 0% to 200% based on performance. The annual short-term incentive award target will increase to 15% of base salary in 2016. For our President & CEO, the Committee granted the opportunity to receive a short-term performance based incentive award of up to 50% of base salary (at target) in 2015, which will increase to up to 75% of base salary (at target) in 2016. As short-term incentive compensation increases, the Committee intends to slow the growth of base salaries and allocate a greater portion of total direct compensation to variable incentives that better align with the interest of stockholders, customers, and employees.

Achievement of the performance criteria for the annual short-term incentive awards is reviewed and certified by the Committee in the February meeting following the review of year-end results and related audit opinion. Once certified, the annual short-term incentive award is paid shortly thereafter, subject to the executive's continued employment through the end of the applicable performance period and only to the extent the performance criteria are

32 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

met over that period. See below for additional information regarding the performance goals and resulting payouts under the annual short-term incentive program for 2015.

Performance and Time-Based Equity Compensation

The purpose of the Group's long-term equity incentive compensation is to better align executive compensation with the interests of both stockholders and customers, to create incentives for executive recruiting and retention, to encourage long-term performance by the Group's executives, and to promote stock ownership. Risk is taken into account in determining the aggregate amount of incentive compensation and performance criteria, including assessment of risk management and risk mitigation.

As with target short-term incentive compensation, the Committee reviewed the competitive range of long-term equity compensation and total direct compensation for similar positions within the competitive market in making decisions regarding long-term equity compensation awards for 2015. However, the Committee also believes that, in the interest of fostering the Group's "One-Team" approach for the officer team, which strengthens and rewards teamwork and collaboration within the officer team, the annual equity incentive awards granted to each of the Group's executives (other than the President & CEO) should be based on the same objectives and methodology. The Committee recommended awarding the President & CEO a greater value of equity awards in 2015 than the other officers because of his substantially greater level of responsibility and ability to influence the Group's operational results. The President & CEO's grant value for 2015 was greater than his grant value for 2014 as a result of the Committee's review of the competitive data and its desire to bring long-term equity incentive compensation values within the competitive range of the proxy peer group.

Based on the methodology described above, for 2015, the Committee set the total value for the equity compensation awards at $550,000 for our President & CEO, $120,000 for vice presidents, and $72,000 for all other executives, assuming a target level of performance. All equity awards for executives were granted 50% in the form of time-based RSAs vesting over three years and 50% in the form of performance-based RSUs with a three-year performance period and the opportunity to earn up to 200% of the target performance-based RSU award based on achievement with respect to Board approved objectives.

The performance-based RSUs awarded to our President & CEO and other executives provide for a three-year performance period with vesting based solely upon the achievement of objective performance criteria. The number of shares awarded at the end of the three-year performance period will be based on the extent the performance criteria is met over such time and will be subject to the executive's continued employment through such date. Each year following the performance period, the Committee establishes performance metrics with respect to each of the performance criteria described below. As noted above, for 2015, the performance criteria for our annual short-term incentive program are the same metrics applicable to the performance-based RSUs for 2015.

The following section provides a more detailed look at each performance metric, along with the maximum, target, and threshold levels for each:

•
Water Quality:    This metric is based only upon performance of the Group's largest subsidiary, Cal Water. The CPUC has authority to set drinking water standards. It has adopted the California State Water Resources Control Board, Division of Drinking Water (DDW) standards, which also incorporate U.S. Environmental Protection Agency (EPA) drinking water standards.

  •
  A primary drinking water standard violation is related to public health, either acute or long-term.
CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 33

    •
    A secondary drinking water standard violation is related to taste or aesthetics, such as excessive iron and manganese, and can generate customer complaints.

    •
    A procedural violation is a missed sample or other non-compliance item that is not a violation of a primary or secondary standard.

  Performance is evaluated based on number of procedural violations and violations of primary and secondary drinking water standards. Cal Water makes it a priority to meet all water quality standards, every day, in every service area. For this reason, the target performance level was set for no primary water standard violations, two or fewer secondary water standard violations, and no more than four procedural violations.

Performance Level*	Primary Water Standards Violations	Secondary Water Standards Violations	Procedural Violations	Goal Achieved

Maximum	0	0	0	200%
Target	0	2 or fewer	Up to 4	100%
Threshold	1 or fewer	4 or fewer	Up to 8	50%

*
An additional tier applies between the target and maximum level.
•
Customer Service:    A combination of nine CPUC standards and one internal company performance indicator which encompass key measurements for telephone responsiveness, service responsiveness, billing accuracy, and general levels of customer complaints comprises this metric. The nine CPUC customer service standards are found in the CPUC's General Order 103-A. This metric is evaluated each quarter for 10 measurements in 20 California service areas for a maximum annual metric measurement of 800.

Performance Level*	Criteria	Goal Achieved

Maximum	99% of maximum annual metric	200%
Target	95% of maximum annual metric	100%
Threshold	92% of maximum annual metric	25%

*
Multiple tiers apply between the threshold and target level and between the target and maximum level.
•
Utility Plant Investment:    The annual Board-approved capital expenditures budget is the target for this metric. Investment in utility plant, property, and equipment is a driver of stockholder return and a key component of providing reliable, high-quality water service to customers. This metric is updated each year to reflect the annual approved capital program and budget for the Group and its subsidiaries. For 2015, the annual Board-approved capital expenditure budget and target performance level was set at $136 million, an increase of $5 million over 2014's Board-approved capital expenditure budget.

Performance Level*	2015 (In Millions)	Goal Achieved

Maximum	$156	200%
Target	$136	100%
Threshold	$121	25%

*
Multiple tiers apply between the threshold and target level and between the target and maximum level
•
Return on Equity (ROE):    The return on equity of 9.46% on invested capital is the target for this metric. Return on equity is defined using net income divided by average common stockholders' equity. This metric measures the effectiveness of the Group's financial
34 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

  management and regulatory strategy. It provides for a substantial increase in the award for performance above the authorized ROE (20% increase for a 5 basis points [bps] increase in ROE) and a more graduated downside measure (20% decrease in award for a 50 bps decrease in ROE) due to the regulatory mechanisms in place which limit the possibility of achieving high returns on equity. For 2015, the ROE authorized by the CPUC was 9.43%.

Performance Level*	Each Annual Period	Goal Achieved

Maximum	9.96%	200%
Target	9.46%	100%
Threshold	7.46%	20%

*
Multiple tiers apply between the threshold and target level and between the target and maximum level.
•
SAFETY:    This metric is measured annually for Cal Water and is the sum of two broadly used indices of a company's workplace safety. Those indices are the federal Occupational Safety and Health Administration Reportable Incident Rate (ORIR) and lost productivity measured in employee days away, restricted, or transferred (DART). The Group's officer team has been focused on improving its management of the safety program and has set this metric to improve performance from the 2012/2013 average rate. The two measures are aggregated, so performance at the 50% level for each metric would be the equivalent of a 100% performance on this metric as a whole.

Performance Level*	ORIR Measure Performance Target	Numeric Equivalent	Goal Achieved

Maximum	57% improvement over 2012/2013 average	4.0	100%
Target	20% improvement over 2012/2013 average	8.1	50%
Threshold	10% improvement over 2012/2013 average	9.1	25%

*
An additional tier applies between the target and maximum level.

Performance Level*	DART Measure Performance Target	Numeric Equivalent	Goal Achieved

Maximum	40% improvement over 2012/2013 average	2.4	100%
Target	20% improvement over 2012/2013 average	3.1	50%
Threshold	10% improvement over 2012/2013 average	3.5	25%

*
An additional tier applies between the target and maximum level.
CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 35

Summary of Performance Goal Achievements for 2015

The following table sets forth the performance goals used for short-term and long-term compensation for 2015, along with the target for each goal, the weight of each component in the overall award, and the achievement of each goal as certified by the Committee for 2015, both in terms of actual achievement and percentage received based on such achievement:

Performance Goal*	Target for 100% Achievement	RSU/Cash Award Component Weighting	Achievement	2015 Goal Achieved		2015 Weighted Achieved Results

Water Quality	No primary violations, 2 or fewer secondary violations, and up to 4 procedural violations	20%	No primary or secondary violations. No procedural violations.	200%		40%
Customer Service	Meet 760-767 out of 800 annual aggregate metrics for CPUC standards and internal targets	20%	786 annual aggregate metrics met	125%		25%
Utility Plant Investment	$136 million in company-funded capital expenditures	20%	$177 million in company-funded capital expenditures	200%		40%
Return on Equity	9.43%	20%	8.45%	40%	*	8%
Safety	4.0 ORIR and 2.4 DART	20%	7.0 ORIR and 3.7 DART	75%		15%

						128%
Total 2015 RSU achievement for all executives = 128%
Total 2015 short-term incentive award achievement for all other executives = 128% (award cannot exceed 200%)
Total 2015 short-term incentive award achievement for Mr. Kropelnicki = 100% (award cannot exceed 100%)

*       The Group achieved a return on average common equity in 2015 of 7.10%. However, common equity in part supports construction work in progress (CWIP), which is subject to interest during construction in lieu of a return on equity in most regulatory jurisdictions. Excluding the company funded CWIP from common equity; the Group earned 8.45% on average common equity. Excluding CWIP and the 2015 drought expenses of $4.4 million, the Group earned 8.98% on average common equity, net. In light of these circumstances, the Committee approved payment/vesting at 40% for this metric.

2015 Return on Equity (ROE)
ROE		% Achieved

Target Authorized Regulated ROE	9.46%
GAAP Calculated ROE	7.10%	75%
Regulatory Calculation of ROE (GAAP + CWIP)	8.45%	89%
Regulatory Calculated ROE + Drought Expenses	8.98%	95%

36 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

The table below summarizes the total performance-based incentive compensation paid or earned by our President & CEO, CFO, and the three most highly compensated executive officers of the Group for the fiscal year ended December 31, 2015.

Name	2015 Performance Stock Earned ($)(1)	2015 Short-Term Incentive Award ($)(2)

Martin A. Kropelnicki	$575,841	$385,000
Thomas F. Smegal	137,613	49,920
Paul G. Townsley	137,613	42,800
Francis S. Ferraro	137,613	55,296
Robert J. Kuta	63,049	38,400

(1)
The performance stock earned represents the 2015 tranche for the 2013, 2014, and 2015 performance stock awards. The shares for the 2013 performance stock will be granted following the end of the three-year performance period, which is comprised of the years 2013, 2014, and 2015. The shares for the 2014 performance stock will be granted following the end of the three-year performance period, which is comprised of the years 2014, 2015, and 2016. The shares for the 2015 performance stock will be granted following the end of the three-year performance period, which is comprised of the years 2015, 2016, and 2017.

(2)
The short-term incentive compensation is paid out annually following certification of the prior year's results by the Committee.

2016 Compensation

  Incentive Awards for 2016

For executives (other than our President & CEO), the Committee set short-term incentive award opportunity at a target of 15% of base salary, vesting between 0% to 200%, dependent on 2016 performance. The Committee set our President & CEO short-term incentive awards at up to 75% of base salary, dependent on 2016 performance. As short-term incentive compensation increases, the Committee intends to slow the growth of base salaries to better align with the total direct compensation of our proxy peer group.

In November of 2015, the Committee, after reviewing competitive data for each executive, approved the total value of the equity compensation awards, in the form of RSAs & RSUs, and short-term incentive awards to be granted to our President & CEO and other executives for 2016. The equity award values (assuming a target level of performance) were:

•
President & CEO – $575,000;

•
Vice presidents – $150,000; and

•
Other executives – $90,000.

The equity awards vest over three years respectively, with 50% subject to the achievement of performance metrics and 50% subject to time-based vesting and continued employment.

On March 1, 2016, the following awards were granted:

•
President & CEO – 11,593 shares of RSAs and 11,593 RSUs;

•
Vice presidents – 3,025 shares of RSAs and 3,025 RSUs; and

•
Other executives – 1,815 shares of RSAs and 1,815 RSUs.

The RSUs are subject to performance-based vesting.

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 37

The following charts illustrate variable incentive pay as a percentage of compensation for 2015 and 2016:

Chief Executive Officer 2015-2016 Pay Mix	Other NEOs 2015-2016 Pay Mix

Basic and Supplemental Pension Plan Benefits

In addition to the tax-qualified defined benefit plan that covers all permanent employees, the Group provides supplemental retirement benefits to officers under the SERP. The SERP plan is designed primarily to compensate for limitations imposed by the Internal Revenue Code (Code) on allocations and benefits that may be paid to executives under the Group's tax-qualified plan. Because the Code restricts benefits under the tax-qualified plan, executives otherwise would not be eligible to receive the retirement benefits that are proportional to the benefits received by our employees that generally are based on compensation. The SERP is structured such that benefits are paid to executives on a "pay as you go" basis. The SERP is an unfunded, unsecured obligation of the Group and is designed to assist in attracting and retaining key executives while providing a competitive, total compensation program. Currently, both the qualified pension and SERP expenses are fully recoverable in customer rates, including changes in SERP valuation due to market interest rate changes and mortality table changes.

Deferred Compensation Plan

The Group maintains a deferred compensation plan for its directors, officers, and qualified managers. The plan is intended to promote retention by providing eligible employees, including the officers, with a long-term savings opportunity on an income tax-deferred basis. This plan is voluntary and funded by the individuals who elect to participate in the program. There are no company-matching contributions.

401(k) Plan

All employees satisfying the eligibility requirements are entitled to participate in our 401(k) plan and receive matching contributions from the Group. Pursuant to the plan, all employees, including officers, are entitled to contribute up to the statutory limit set by the Internal Revenue Service (IRS) and the Group matches 75% for each dollar contributed up to 8% for a maximum company-matching contribution of 6% of employee's base salary.

Limited Perquisites

As part of the Group's automobile policy, the Group's officers have the use of a company-owned automobile, including excess liability insurance. The Committee believes that the use of

38 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

a company-owned automobile allows the officers to work more efficiently because many of the geographic areas served by the Group are most effectively reached by automobile as opposed to other forms of transportation, such as air travel. Any personal mileage incurred by the executive is taxed as additional compensation in accordance with IRS regulations and paid for by the executive. The Group also has a relocation program assisting employees required to move on behalf of the company to remain as productive as possible during the relocation transition. Employees who receive relocation assistance are required to sign a repayment agreement. Other than the automobile and relocation benefit, the Committee's general philosophy is not to provide perquisites and other personal benefits of substantial value to the officers.

Severance Arrangements

None of the officers is a party to an individual employment agreement with the Group that provides for severance benefits. In addition, we do not provide officers with single-triggered change in control benefits.

Consistent with the Group's compensation philosophy, the Committee believes that the interests of stockholders are best served if the interests of senior management are aligned with those of the Group's stockholders. To this end, the Group provides change in control severance benefits to officers under the Group's Executive Severance Plan to reduce any reluctance of the officers to pursue or support potential change in control transactions that would be beneficial to stockholders. The Group adopted the plan in 1998, and its purpose is to promote the continued employment and dedication of executives without distraction in the face of a potential change in control transaction. The Executive Severance Plan provides severance pay equal to three times base salary to each of the officers if their employment is terminated without good cause or they resign for good reason during the two-year period following a change in control. Each executive officer will also be eligible to receive a gross-up payment if the executive is required to pay an excise tax under Section 4999 of the Internal Revenue Code. This provision for a tax gross-up has been a part of the executive Severance Plan since its inception in 1998 and has not been modified since then.

In the event of a termination not in connection with a change in control, each executive officer is covered by the Group's general severance policy stating that each non-union employee of Group whose employment is terminated without cause is entitled to severance pay of either one week's pay after completing two years of service or two weeks' pay after completing five or more years of service, provided in each case that at least two weeks' notice is given. Under the Group's policies, all officers are entitled to a pay-out of six weeks of vacation time upon termination of employment.

Determining Executive Compensation

Each year the Committee reviews, assesses, and recommends to the Board all compensation for executives after determining that the compensation for these individuals is competitive relative to companies of comparable size, complexity, location and business nature (see below for additional discussion of this comparison). In addition, the Committee approves the retention, fees, and termination of any compensation consultant or compensation consulting firm used to assist in the evaluation of executive compensation. With respect to 2015 compensation decisions, the Committee retained the services of an independent compensation consultant, Veritas Executive Compensation Consultants (Veritas), for investigation into and advice on compensation for executives. The Committee believes that having an independent evaluation of compensation is a valuable tool for the Committee, the Group, and stockholders. Veritas is

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 39

not engaged to perform any additional work for the Group. The Committee retained Veritas for several purposes, including:

•
Constructing and reviewing compensation comparisons from readily available published survey and public filings data; and

•
Performing a competitive assessment of the Group's compensation programs, practices, and levels for its directors, executives, and other officers.

The Committee made a number of compensation recommendations, including those pertaining to the executives that were based on the competitive assessments provided by and through consultation with Veritas. The Committee's recommendations were made, however, entirely by the Committee, in its sole discretion.

Total compensation level for executives is based on one or more of the following factors:

•
The individual's duties and responsibilities within the Group;

•
The individual's experience and expertise;

•
The compensation levels for the individual's peers within the Group;

•
Compensation levels for similar positions based on a review of published compensation surveys; and

•
The levels of compensation necessary to recruit, retain, and motivate executives.

In order to determine competitive compensation practices for 2015, the Committee relied, in part, on published survey compensation data as well as proxy data for individual companies. The individual companies are referred to in this proxy statement as the "Peer Group." The Peer Group includes companies that are generally gas, water, or multi-utility-based organizations with one-half to two times the annual revenue size of the Company. For 2015, the Committee made a change to the peer group. The Committee added The Empire District Electric Company, MGE Energy, and Ormat Technologies, all of which are similar to the Company in size and industry scope.

On November 18, 2015, the Committee approved the following companies for inclusion in the Peer Group for 2015 for determining competitive compensation levels:

Allete, Inc.	Northwest Natural Gas Co.
American States Water Co.	Northwestern Corp.
Aqua America, Inc.	Ormat Technologies
Avista Corporation	PMN Resources
Black Hills Corp.	Portland General Electric
Chesapeake Utilities Corp.	SJW Corp.
El Paso Electric	South Jersey Industries, Inc.

Veritas utilized the data from these sources (competitive data) to compile the competitive pay information comparing each executive's compensation to market levels for his/her officer position.

After consideration of the competitive data, the Committee makes decisions regarding each individual executive's target total compensation opportunities based on the Group and individual performance and the need to attract, motivate, and retain an experienced and effective management team. The Committee examined the relationship of each executive's

40 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

base salary, long-term equity incentives, short-term incentive awards, and total compensation to the competitive data from several perspectives by reviewing the following:

•
The competitive data without any adjustments;

•
Annual incentive or bonus valued at 50% of median of the market competitive data;

•
The lower range of 20% below the median of the market competitive data;

•
Target total direct compensation reduced by 20% from the median of the market competitive data; and

•
Actual short-term incentive compensation reduced by 20% from the median of the market competitive data.

In making compensation recommendations for the 2015 fiscal year for the executives, the Committee's general objective was to set total compensation within a "competitive range" for each executive's position based on the competitive data. The Committee considers the "competitive range" to mean that compensation levels are within plus or minus 20% of the median compensation levels as determined by reference to the competitive data. Actual compensation decisions for the executive officers were, however, influenced by a variety of additional factors, including considerations of each individual's experience, expertise, performance and leadership, the Group's performance, and internal equity among the executive officers. With respect to 2016 compensation planning, the Committee retained the services of Veritas as the independent compensation consultant.

Other Compensation Policies

Stock Ownership Requirements

The Board adopted requirements for our officers and members of our Board to own shares of our stock to further align their interests with those of our stockholders. The requirements were adopted to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, directors, and officers. Each non-employee director and officer must directly own Group stock having a market or intrinsic value (i.e., paper gain for vested, unexercised stock options); whichever is higher, equal to:

•
For our CEO, five times annual base salary;

•
For vice presidents, one and one-half times annual base salary;

•
For all other officers, one time annual base salary; and

•
For non-employee directors, five times annual cash retainer.

Individuals subject to these requirements are required to achieve the relevant ownership threshold within five years following adoption of the requirements or five years after commencing service, whichever is later. For officers, the Committee will review compliance with these requirements on an annual basis. The Nominating/Corporate Governance Committee will review compliance with these requirements for non-employee directors on an annual basis.

Anti-hedging and No Pledging Policy

In 2012, the Board adopted an insider trading policy that prohibits our directors and officers from participating in put or call options transactions, hedging and pledging transactions, or other inherently speculative transactions with respect to Group stock. We adopted this policy as a matter of good corporate governance, and because by prohibiting such transactions for

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 41

executives, the compensatory value of equity awards on both the upside and the downside remains strong.

Executive Compensation Recovery ("Clawback") Policy

In 2012, the Board also adopted an executive compensation recovery, or "clawback," policy requiring the reimbursement of excess incentive-based compensation provided to the Group's officers in the event of certain restatements of the company's financial statements. The policy allows the Group to clawback incentive-based compensation from executive officers who were actually involved in the fraud or misconduct that triggered the accounting restatement to the extent that the compensation was in excess of what would have been paid under the accounting restatement. This policy is applicable to all incentive-based compensation paid after implementation of the policy, and it covers the three-year period preceding the date on which the company is required to prepare the accounting restatement.

Tax and Section 162(m) Implications

When designing compensation policies and setting compensation levels, the Group considers the potential tax treatment of the compensation, but the primary factor influencing program design is the support of business objectives. The Committee has reviewed the Group's compensation structure in light of Section 162(m) of the Code (Section 162(m)), which limits the amount of compensation that the Group may deduct for federal income tax purposes in any given year to $1,000,000 for our CEO and each of our next four highest compensated executives. There are certain exceptions to this limit, one of which is for "performance-based compensation," as defined under Section 162(m). RSAs granted by the Group do not qualify as "performance-based compensation," and thus count against the $1,000,000 deductibility limit.

In designing our executive compensation decisions for 2016, we carefully consider the effect of Section 162(m) together with our factors relevant to our business needs. As we implement the performance-based awards into our compensation program, we will generally intend our performance-based awards to be eligible to qualify as tax-deductible to the Group, but we have the flexibility to pay the non-deductible compensation when necessary to achieve our executive compensation objectives.

42 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our President & CEO, CFO, and the three most highly compensated executive officers of the Group for the fiscal years ended December 31, 2015, 2014, and 2013.

(a)	(b)	(c)	(e)		(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)(4)	All Other Compensation ($)(5)	Total ($)

Martin A. Kropelnicki	2015	$768,712	$509,458	$385,000	$1,064,617	$32,009	$2,755,296
President & CEO	2014	698,388	404,179	175,000	1,507,183	27,907	2,812,657
	2013	601,305	241,291		93,831	31,956	968,383

Thomas F. Smegal III	2015	390,592	120,512	49,920	60,668	23,430	645,122
Vice President,	2014	381,035	103,167	19,080	1,104,718	24,623	1,632,623
Chief Financial	2013	359,591	82,508		—	24,993	467,092
Officer and Treasurer

Paul G. Townsley	2015	335,547	120,512	42,800	276,342	18,482	793,683
Vice President,	2014	324,596	103,167	16,250	320,906	20,494	785,413
Rates and
Regulatory Matters

Francis S. Ferraro	2015	432,599	120,512	55,296	—	28,377	636,784
Vice President,	2014	422,936	103,167	21,166	622,465	30,504	1,200,238
Corporate	2013	408,826	82,508		—	34,966	526,300
Development

Robert J. Kuta	2015	228,548	58,924	38,400	125,609	142,230	593,711
Vice President,
Engineering

(1)
Amounts reflect the full grant date fair value of RSAs and RSUs granted in the years shown, calculated in accordance with FASB Accounting Standards Codification (ASC) Topic 718, disregarding estimates for forfeitures and assuming target performance. Assumptions used in the calculation of these amounts are included in footnote 12 of Group's annual report on Form 10-K filed with the SEC on February 25, 2016. The amounts reported are as follows: Mr. Kropelnicki, RSAs of $272,378 and RSUs granted in 2015, 2014, and 2013 of $90,793, $85,964, and $60,323 with a maximum value of $181,586, $171,928, and $120,646; Mr. Smegal, RSAs of $59,437 and RSUs granted in 2015, 2014, and 2013 of $19,813, $20,635 and $20,627 with a maximum value of $39,625, $41,270 and $41,254; Mr. Ferraro, RSAs of $59,437 and RSUs granted in 2015, 2014, and 2013 of $19,813, $20,635 and $20,627 with a maximum value of $39,625, $41,270 and $41,254; Mr. Townsley, RSAs of $59,437 and RSUs granted in 2015, 2014, and 2013 of $19,813, $20,635 and $20,627 with a maximum value of $39,625, $41,270 and $41,254; and Mr. Kuta, RSAs of $44,193 and RSUs granted in 2015 of $14,731 with a maximum value of $29,462. The RSUs reported reflect the grant date fair value of the 2015 portion of the award as performance goals are set for each year of the performance period.

(2)
Amounts in this column reflect the amount paid to each executive officer pursuant to the performance-based short-term incentive compensation program. The executive officers were not entitled to receive payments which would be characterized as "bonus" or "non-equity incentive plan compensation" payments for the fiscal year ended December 31, 2013. For further information, see the "Performance-Based Short-term Incentive Compensation" section of this Proxy Statement.

(3)
Amounts in this column are actuarial increases or decreases in the present value of the accrued pension liability and are included in customer rates through a rate recovery mechanism. Fluctuation in the present value of the accrued pension benefit occur year-to-year due to a number of valuation assumptions including changes in the discount rate, changes in mortality rates, changes in
CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 43

  compensation, years of service, and vesting. For 2014, the mortality assumption was updated to the RP-2014 Mortality Table, as prescribed by the Society of Actuaries in October 2014, and replaced the RP-2000 Healthy Mortality Table consistent with Section 430 of the Internal Revenue Code. The interest rate and mortality rate assumptions are consistent with those used in the Group's financial statements and include amounts which the executive officers may not be entitled to receive due to vesting requirements consistent with the plans. For further information, see the "Basic and Supplemental Pension Plan Benefits" section of this Proxy Statement. Earnings on the nonqualified deferred compensation plan are noted on the Nonqualified Deferred Compensation table for those officers participating in the plan. Earnings have been excluded from this table since earnings were not at above market or at preferential rates.

(4)
Amounts for 2015 consist of the negative change in present value during 2015 due to an increase in the discount rate of the plans for Mr. Francis S. Ferraro, $242,297. Amounts for 2013 consist of the negative change in present value during 2013 due to an increase in the discount rate of the plans for Mr. Thomas F. Smegal III, $250,753; Mr. Francis S. Ferraro, $579,681.

(5)
All other compensation is comprised of 401(k) matching contributions made by the Group on behalf of the executive officer, the personal use of company-provided vehicles and insurance, relocation benefits, and any miscellaneous reimbursed expenses that may be taxable. The value attributable to personal use of company-provided cars is included as compensation on the W-2 of each executive officer who receives such benefits. Each such officer is responsible for paying income tax on such amount. Additionally, the amount for Mr. Kuta includes a housing allowance totaling $22,500 and $110,000 for expenses incurred in connection with his relocation to San Jose, California as approved by the Organization and Compensation Committee.

Grants of Plan-Based Awards for Fiscal Year Ended 2015

The table below sets forth certain information with respect to awards granted during the fiscal year ended December 31, 2015, to each of our executive officers.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)
									Grant Date Fair Value of Stock and Options Awards ($) (l)
		Estimated Payouts Under Non- Equity Incentive Plan Awards ($)(1)			Estimated Payouts Under Equity Incentive Plan Awards(2)
Name (a)	Grant Date (b)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Martin A. Kropelnicki(3)	3/3/2015	$0	$385,000	$385,000	0	11,209	22,418	11,209	$544,757
Thomas F. Smegal III(3)	3/3/2015	0	39,000	78,000	0	2,446	4,892	2,446	118,876
Paul G. Townsley(3)	3/3/2015	0	33,500	67,000	0	2,446	4,892	2,446	118,876
Francis S. Ferraro(3)	3/3/2015	0	43,200	86,400	0	2,446	4,892	2,446	118,876
Robert J. Kuta	5/5/2015	0	21,250	42,500	0	1,846	3,692	1,846	88,386

(1)
The threshold, target, and maximum values reported are for the performance-based short-term incentive compensation program.

(2)
The threshold, target, and maximum units reported are for the full RSU award.

(3)
The RSAs granted to the executive officers on March 3, 2015, pursuant to the Incentive Plan vest over three years, with one-third of the RSAs vesting on the first anniversary of the grant date and the remaining RSAs vesting in equal monthly installments thereafter. The RSUs reported reflect the grant date fair value of the 2015 portion of the award as performance goals are set for each year of the performance period.
44 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

Outstanding Equity Awards at Fiscal 2015 Year-End

	Option Awards				Stock Awards			Equity Incentive Plan Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Martin A. Kropelnicki	7,500	—	$18.80	3/4/2018	—		$—	—		$—
	11,000	—	19.19	3/3/2019	—		—	—		—
	—	—	—	—	303	(2)	7,051	—		—
	—	—	—	—	647	(3)	15,056	7,753	(3)	180,412
	—	—	—	—	91	(4)	2,118	1,081	(4)	25,155
	—	—	—	—	4,552	(5)	105,925	10,923	(5)	254,178
	—	—	—	—	11,209	(6)	260,833	11,209	(6)	260,833

Thomas F. Smegal III	7,500	—	18.80	3/4/2018	—		—	—		—
	11,000	—	19.19	3/3/2019	—		—	—		—
	—	—	—	—	303	(2)	7,051	—		—
	—	—	—	—	251	(3)	5,841	3,001	(3)	69,833
	—	—	—	—	1,093	(5)	25,434	2,622	(5)	61,014
	—	—	—	—	2,446	(6)	56,918	2,446	(6)	56,918

Paul G. Townsley	—	—	—	—	251	(3)	5,841	3,001	(3)	69,833
	—	—	—	—	1,093	(5)	25,434	2,622	(5)	61,014
	—	—	—	—	2,446	(6)	56,918	2,446	(6)	56,918

Francis S. Ferraro	5,000	—	19.26	1/4/2016	—		—	—		—
	4,000	—	19.06	3/6/2017	—		—	—		—
	7,500	—	18.80	3/4/2018	—		—	—		—
	11,000	—	19.19	3/3/2019	—		—	—		—
	—	—	—	—	303	(2)	7,051	—		—
	—	—	—	—	251	(3)	5,841	3,001	(3)	69,833
	—	—	—	—	1,093	(5)	25,434	2,622	(5)	61,014
	—	—	—	—	2,446	(6)	56,918	2,446	(6)	56,918

Robert J. Kuta	—	—	—	—	1,846	(7)	42,956	1,846	(7)	42,956

(1)
The market value of the stock awards represents the product of the closing price for the Group's common stock on the New York Stock Exchange as of December 31, 2015, which was $23.27, and the number of shares underlying each such award.

(2)
Awards were granted on March 6, 2012, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting ratably over 36 months.

(3)
Awards were granted on March 5, 2013, with 33.3% vesting on the first anniversary of the grant date and the remaining 66.7% vesting ratably over 24 months. RSUs are for performance periods 2013, 2014, and 2015 and vest on March 5, 2016.

(4)
Award were granted on September 4, 2013, with 33.3% vesting on March 5, 2014 and the remaining 66.7% vesting ratably over 24 months. RSUs are for performance periods 2013, 2014, and 2015 and vest on March 5, 2016.

(5)
Awards were granted on March 4, 2014, with 33.3% vesting on the first anniversary of the grant date and the remaining 66.7% vesting ratably over 24 months. RSUs are for performance periods 2014, 2015, and 2016 and vest on March 4, 2017.

(6)
Awards were granted on March 3, 2015, with 33.3% vesting on the first anniversary of the grant date and the remaining 66.7% vesting ratably over 24 months. RSUs are for performance periods 2015, 2016, and 2017 and vest on March 3, 2018.

(7)
Awards were granted on May 5, 2015, with 33.3% vesting on March 3, 2016 and the remaining 66.7% vesting ratably over 24 months. RSUs are for performance periods 2015, 2016, and 2017 and vest on March 3, 2018.
CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 45

Option Exercises and Stock Vested

For Fiscal Year Ended 2015

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Martin A. Kropelnicki	1,658	$41,200	10,807	$255,125
Thomas F. Smegal III	—	—	4,021	94,619
Paul G. Townsley	—	—	2,529	59,681
Francis S. Ferraro	—	—	4,021	94,619
Robert J. Kuta	—	—	—	—

Pension Benefits

For Fiscal Year Ended 2015

The table below shows the present value of accumulated benefits payable to each of the executives, including the number of years of service credited to each executive officer under the California Water Service Pension Plan and the Supplemental Executive Retirement Plan, each of which is described elsewhere in this Proxy Statement.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(2) (d)

Martin A. Kropelnicki	California Water Service Pension Plan	9.80	$599.840
President & CEO	Supplemental Executive Retirement Plan	9.80	3,889,654
Thomas F. Smegal III	California Water Service Pension Plan	18.67	916,955
Vice President, Chief Financial Officer and Treasurer	Supplemental Executive Retirement Plan	15.00	2,366,445
Paul G. Townsley	California Water Service Pension Plan	2.83	260,754
Vice President, Regulatory Matters and Corporate Relations	Supplemental Executive Retirement Plan	2.83	508,568
Francis S. Ferraro	California Water Service Pension Plan	26.42	1,650,326
Vice President, Corporate Development	Supplemental Executive Retirement Plan	15.00	2,963,842
Robert J. Kuta	California Water Service Pension Plan	0.70	45,259
Vice President, Engineering	Supplemental Executive Retirement Plan	0.70	80,350

(1)
Assumptions used in the calculation of the present value are included in footnote 11 of Group's annual report on Form 10-K filed with the SEC on February 25, 2016.

(2)
Includes amounts the named executive officer may not currently be entitled to receive because such amounts are not vested.

The benefits under the SERP are obtained by applying the benefit provisions of the California Water Service Pension Plan (Pension Plan), a tax-qualified plan, to all compensation included under the Pension Plan, without regard to these limits, reduced by benefits actually accrued under the Pension Plan. Under the SERP, all eligible officers are fully vested after 15 years of

46 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

service and at age 60. SERP participants are eligible for early retirement starting at age 55 and would receive a reduced benefit ranging from 74% to 95% of their monthly SERP benefit upon early retirement between the ages of 55 and 60. Under the Pension Plan, all eligible employees, including officers, are fully vested after 35 years of service. The SERP is structured such that benefits are paid to executives on a "pay as you go" basis. None of the executives received any payments under the Pension Plan or SERP during 2015.

The combined maximum benefit payout under the SERP and Pension Plan achievable by an officer is 60% of the average, eligible compensation paid over the previous 36 months prior to retirement.

Nonqualified Deferred Compensation

For Fiscal Year Ended 2015

Name (a)	Executive Contributions in Last FY ($)(1) (b)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FY ($)(2) (f)

Martin A. Kropelnicki	$127,750	$(1,213)	$—	$328,525
Thomas F. Smegal III	—	—	—	—
Paul G. Townsley	48,277	(488)	—	89,080
Francis S. Ferraro	—	35,063	—	1,838,385
Robert J. Kuta	—	—	—	—

(1)
All of the amounts reported under "Executive Contributions in Last FY" are included in the Summary Compensation Table for 2015. None of the amounts reported under "Aggregate Earnings in Last FY" are included in the Summary Compensation Table for 2015.

(2)
The amounts reported under "Aggregate Balance at Last FY" that are included in the Summary Compensation Table in years prior to 2015 are as follows: Mr. Kropelnicki, $121,400; Mr. Ferraro, $702,000; Mr. Townsley, $40,152.

The Deferred Compensation Plan provides specified benefits to a select group of management and highly compensated employees who contribute materially to the continued growth, development, and future business success of the Group. The Deferred Compensation Plan permits the Group's executives and eligible managers to defer up to 50% of their base salary. The Group does not make any contributions to the Deferred Compensation Plan. The Deferred Compensation Plan's investment options are similar, but not identical, to the Group's tax-qualified 401(k) plan and are funded by a Rabbi trust created for the funding of such benefits. Benefits under the Deferred Compensation Plan are payable by the Group upon separation from service with the Group either in lump sum at separation, in monthly installments over five years following separation, or in lump sum or installments commencing five years following separation.

Potential Payments upon Termination or Change in Control

The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment, or a change in control and termination of employment, had occurred on December 31, 2015, given the executive's compensation and service levels as of such date. In addition to the benefits described below, upon any termination of employment, each of the executives would also be entitled to the benefits as described in the table of Pension Benefits for Fiscal Year 2015 and the amount shown in the column labeled "Aggregate Balance at Last FY" of the table of Nonqualified Deferred Compensation for Fiscal Year 2015 above.

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 47

On December 16, 1998, the Group adopted the Executive Severance Plan. The Executive Severance Plan provides that if within 24 months following a change in control of the Group, the officer's employment is terminated by the Group for any reason other than good cause or by the officer for good reason, the Group will make a cash payment to the officer in an amount equal to three times such officer's base salary on the date of the change in control or on the date that the officer's employment terminates, whichever is greater. The payments would be paid in three equal annual installments commencing on the first of the month following the month in which the officer's employment terminated and payable thereafter on the anniversary of the initial payment date. Each officer will also receive a gross-up payment if the officer is required to pay an excise tax under section 4999 of the Internal Revenue Code.

Each officer's entitlement to the severance payment is conditioned upon execution of a release agreement. Additionally, the officer forfeits the right to receive the severance payment if he or she violates the non-solicitation and confidentiality provisions of the Executive Severance Plan.

For purposes of the Executive Severance Plan, the term "change in control" means the occurrence of (i) any merger or consolidation of the Group in which the Group is not the surviving organization, a majority of the capital stock of which is not owned by the stockholders of the Group immediately prior to such merger or consolidation; (ii) a transfer of all or substantially all of the assets of the Group; (iii) any other corporate reorganization in which there is a change in ownership of the outstanding shares of the Group wherein thirty percent (30%) or more of the outstanding shares of the Group are transferred to any person; (iv) the acquisition by or transfer to a person (including all affiliates or associates of such person) of beneficial ownership of capital stock of the Group if after such acquisition or transfer such person (and their affiliates or associates) is entitled to exercise thirty percent (30%) or more of the outstanding voting power of all capital stock of the Group entitled to vote in elections of directors; or (v) the election to the Board of Directors of the Group of candidates who were not recommended for election by the Board of Directors of the Group in office immediately prior to the election, if such candidates constitute a majority of those elected in that particular election.

For purposes of the Executive Severance Plan, "good cause" will be deemed to exist if (i) the applicable officer engages in acts or omissions that result in substantial harm to the business or property of the Group and that constitute dishonesty, intentional breach of fiduciary obligation, or intentional wrongdoing; or (ii) the applicable officer is convicted of a criminal violation involving fraud or dishonesty.

For purposes of the Executive Severance Plan, "good reason" will be deemed to exist if, without the applicable officer's consent, (i) there is a significant change in the nature or the scope of the applicable officer's authority or in his or her overall working environment; (ii) the applicable officer is assigned duties materially inconsistent with his or her present duties, responsibilities and status; (iii) there is a reduction in the applicable officer's rate of base salary or bonus; or (iv) the Group changes by 100 miles or more the principal location in which the applicable officer is required to perform services. Had a change in control occurred during fiscal 2015 and had their employment been terminated on December 31, 2015, either without good cause or by the executive for good reason, the executives would have been eligible to receive the payments set forth below.

In addition to the Executive Severance Plan, each officer is covered by the Group's general severance policy. Under the severance policy, each non-union employee of Group whose employment is terminated without cause is entitled to severance pay of either one week's pay after completing two years of service or two weeks' pay after completing five or more years of service, provided at least two weeks' notice is given. In addition, all officers are entitled to a payout of six weeks of vacation time upon any termination of employment, to be paid in a

48 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

lump sum at termination. In the absence of a change in control, had their employment been terminated on December 31, 2015, without cause, the executives would have been eligible to receive the payments set forth below.

Potential Payments upon Termination or Change in Control

Name	Change in Control and Termination of Employment Severance Amount ($)	Termination of Employment without a Change in Control Severance Amount ($)

Martin A. Kropelnicki	$2,310,000	$88,846
Thomas F. Smegal III	1,170,000	45,000
Paul G. Townsley	1,005,000	38,654
Francis S. Ferraro	1,296,000	49,846
Robert J. Kuta	900,000	34,615

Please refer to the table of Outstanding Equity Awards at Fiscal Year-Ended 2015 above for more information regarding these awards.

Director Compensation

For Fiscal Year Ended 2015

The Group's non-employee directors receive retainers comprised of both a cash award and an equity award along with meeting fees for their service. The Nominating/Corporate Governance Committee is responsible for non-employee director compensation and makes recommendations to the Board. For 2015, the Nominating/Corporate Governance retained the services of Veritas for determining non-employee director compensation.

Our 2015 director compensation program is summarized in the table below:

2015 Director Compensation Program

Board Retainers:
Annual Base Retainer – All Directors	$47,000
Chairman of the Board Retainer	$40,000
Lead Director Retainer	$15,000
Committee Chair Retainers:
Audit Committee Chair Retainer	$12,500
Organization and Compensation Committee Chair Retainer	$10,000
Nominating and Corporate Governance Committee Chair Retainer	$7,500
Finance and Risk Management Committee Chair Retainer	$5,000
Board/Committee Meeting Attendance Fees:
Chairman of the Board – Board Attendance Fee	$4,600
All other Directors – Board Attendance Fee	$2,300
Chairman of the Board – Committee Attendance Fee	$1,800
All other Directors – Committee Attendance Fees	$1,800
Equity:
Annual RSA Equity Grants(1)	$60,000

(1)
In 2015, non-employee directors received grants of restricted stock valued at $60,000 as the Board retainer. The restricted stock grants were made on March 3, 2015 and were fully vested on the first anniversary of the grant date.
CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 49

In September of 2015, after performing its annual compensation review, the Nominating/Corporate Governance Committee approved increases to the foregoing amounts, effective January 1, 2016, as follows: non-employee directors will receive a grant of restricted stock valued at $67,500. The Finance and Risk Management Committee chair will receive a retainer of $6,000, the Organization and Compensation Committee chair will receive an $11,000 retainer, the Nominating/Corporate Governance Committee chair will receive an $8,500 retainer, and the Audit Committee chair will receive a $13,500 retainer. Board and committee meeting fees for the chairman and other non-employee directors will remain unchanged for 2016. The chairman will receive a Board retainer of $47,000 and a chairman retainer of $40,000 for 2016. The lead director will receive a $15,000 retainer due to continued increased responsibilities, including stockholder engagement.

The Board of Directors requires non-employee directors to maintain a certain amount of stock ownership consistent with our stock ownership requirements. Pursuant to the Group's Corporate Governance Guidelines, available on the Group's website at http://www.calwatergroup.com, beneficial ownership of an aggregate amount of shares having a value of five times the amount of the annual director retainer is required. Non-employee directors are required to achieve the relevant ownership threshold within five years following adoption of the requirements or five years after commencing service, whichever is later. The Nominating/Corporate Governance Committee will review compliance with these requirements for non-employee directors on an annual basis.

Directors may elect to defer cash compensation payable to them under the Group's deferred compensation plan in the same manner as applicable to the Group's officers as described above. In addition, the Group maintains a Director Retirement Plan for the benefit of its non-employee directors. In December 2005, this plan was closed to new participants; however, each of the non-employee directors listed in the table below (except for Mr. Aliff, Ms. Bayer, Mr. Guiles, Dr. Krummel, and Mr. Snow) were, at that time, participants in the plan and thus continues to accrue benefits thereunder. Under the Director Retirement Plan, a director who participates in the plan and retires after serving on the Board for a total of five or more years will receive a retirement benefit equivalent to $22,000 per year. This benefit will be paid for the number of years the director served on the Board, up to 10 years. Except for former directors Douglas M. Brown and Robert W. Foy, no amounts were paid to directors under this program in 2015.

50 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

Non-Employee Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(2)(3) (c)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4) (f)	Total ($) (h)

Peter C. Nelson(1)	$150,000	$59,438	$—	$209,438
Chairman
Richard P. Magnuson	110,000	59,438	—	169,438
Lead Director
Gregory E. Aliff	24,365	19,558	—	43,923
Terry P. Bayer	74,900	59,438	—	134,338
Edwin A. Guiles	94,300	59,438	—	153,738
Bonnie G. Hill	76,700	59,438	3,515	139,653
Thomas M. Krummel, M.D.	92,100	59,438	—	151,538
Linda R. Meier	85,700	59,438	3,988	149,126
Lester A. Snow	76,700	59,438	—	136,138
George A. Vera	105,400	59,438	3,605	168,443

(1)
Mr. Nelson's retainer consists of $40,000 for his role as Chairman of the Board.

(2)
Amounts reflect the full grant date fair value of each restricted stock award granted in 2015 to the non-employee directors, calculated in accordance with FASB ASC Topic 718, disregarding estimates for forfeitures. Assumptions used in the calculation of these amounts are included in footnote 12 of Group's annual report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2016.

(3)
At the end of 2015, the aggregate number of RSAs held by each current non-employee director was as follows: Mr. Peter C. Nelson, 10,406; Mr. Gregory E. Aliff, 865; Terry P. Bayer, 4,449; Mr. Edwin A. Guiles, 20,780; Ms. Bonnie G. Hill, 18,330; Dr. Thomas M. Krummel, 14,870; Mr. Richard P. Magnuson, 23,330; Ms. Linda R. Meier, 23,330; Lester A. Snow, 13,000; and Mr. George A. Vera, 23,330.

(4)
Amounts in this column represent the actuarial increase in the present value of the director benefits under the Group's Director Retirement Plan. In December 2005, this plan was closed to new participants; however, any director active in 2005 will continue to accrue benefits. Amounts for 2015 consist of the negative change in present value during 2015 due to an increase in the discount rate of the plan for Mr. Richard P. Magnuson, $887.
CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 51

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Organization and Compensation Committee of the Group's Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Group's annual report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Organization and Compensation Committee:

    ORGANIZATION AND COMPENSATION COMMITTEE
            Thomas M. Krummel, M.D., Committee Chair
            Terry P. Bayer
            Edwin A. Guiles
            Bonnie G. Hill
            Linda R. Meier
            Lester A. Snow

ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors were members of the Organization and Compensation Committee during the 2015 fiscal year: Thomas M. Krummel, M.D., Committee Chair, Terry P. Bayer, Edwin A. Guiles, Bonnie G. Hill, Linda R. Meier, and Lester A. Snow. No member of the Organization and Compensation Committee was an officer or employee of the Group or any of its subsidiaries during 2015, nor was any such member previously an officer of the Group or any of its subsidiaries. No member of the Organization and Compensation Committee had any material interest in a transaction of the Group or a business relationship with, or any indebtedness to the Group, in each case that would require disclosure under "Procedures for Approval of Related Person Transactions" included elsewhere in this Proxy Statement.

None of the officers of the Group have served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Organization and Compensation Committee of the Group.

PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

Transactions involving related persons are reviewed on a case-by-case basis and approved as appropriate. The Board's Nominating/Corporate Governance Committee is responsible for review, approval, or ratification of "related person transactions" involving the Group or its subsidiaries and related persons. Under rules of the Securities and Exchange Commission, a related person is a director, officer, nominee for director, or a greater than 5% stockholder of the Group since the beginning of the previous fiscal year. Potential related person transactions are brought to the attention of management and the Board in a number of ways. Each of our directors and officers is instructed and periodically reminded to inform the Corporate Secretary of any potential related person transactions. In addition, each director and officer completes a questionnaire on an annual basis designed to elicit information about any potential related person transactions.

Since the beginning of 2015, there were no related person transactions under the relevant standards.

52 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

PROPOSAL NO. 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Group is asking stockholders to vote on an advisory resolution to approve the Group's executive compensation programs as reported in this Proxy Statement in accordance with Section 14(A) of the Securities Exchange Act of 1934. The Board has adopted a policy providing for an annual advisory vote to approve executive compensation. Stockholders previously indicated their preference that the advisory vote on named executive officer compensation occur once every year.

At last year's Annual Meeting, 92% of the votes cast were "for" the 2014 compensation of our named executive officers as compared with 95% for the 2013 compensation and 93% for the 2012 compensation. We believe that our executive compensation program is now strongly aligned with the long-term interests of our stockholders as well as customers. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Board and the Organization and Compensation Committee considered the results of these "Say-on-Pay" votes and modified our executive compensation program for 2013 and continued to apply the same effective principles when making compensation decisions for 2015.

The Group's goal for its executive compensation programs is to attract, motivate, and retain talented executives who will provide leadership for the Group. The Group seeks to accomplish this goal in a way that rewards performance and is aligned with the long-term interests of customers and stockholders. The Group believes that its executive compensation programs achieve this goal.

The "Compensation Discussion and Analysis" section of this Proxy Statement describes the Group's executive compensation programs and the decisions made by the Organization and Compensation Committee for 2015 in more detail. Highlights of the programs include the following:

•
Performance-based Equity Compensation;

•
Short-term Performance-based Incentive Compensation;

•
No Employment Agreements;

•
No Single Trigger Change in Control Benefits;

•
No Tax Gross-Ups on Perquisites;

•
Limited Perquisites;

•
Director and Officer Stock Ownership Requirements;

•
Clawback Policy; and

•
Anti-hedging and Anti-pledging Policies.

For 2015, 50% of long-term equity awards granted to our executives are in the form of RSUs subject to performance-based vesting criteria and 50% are in the form of time-based RSAs. The performance-based RSUs provide for a three-year performance period and provide for vesting based solely upon the achievement of objective performance criteria. The performance criteria are tied to the following performance metrics: water quality, customer service, plant additions, return on assets, and safety.

Further, in 2014, we introduced annual performance-based short-term incentive compensation for officers as part of the Group's executive compensation program. The Committee believes that our executive compensation program provides a good mix of short-term and long-term compensation that supports the business strategies and creates long-term stockholder value.

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 53

The Group is asking stockholders to support the named executive officer compensation as described in this Proxy Statement. The Organization and Compensation Committee and the Board believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving the Group's goals and that the compensation of the Group's named executive officers reported in this Proxy Statement has supported and contributed to the Group's success. Accordingly, the Group asks stockholders to vote "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that the stockholders of California Water Service Group approve, on an advisory basis, the compensation paid to California Water Service Group's named executive officers, as disclosed in this Proxy Statement pursuant to the SEC's compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion."

This advisory resolution, commonly referred to as a "Say-on-Pay" resolution, is not binding upon the Group, the Organization and Compensation Committee, or the Board. However, the Board and the Organization and Compensation Committee, which is responsible for designing and administering the Group's executive compensation programs, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers. After consideration of the vote of stockholders at the 2011 Annual Meeting of Stockholders and other factors, the Board decided to hold advisory votes on the approval of executive compensation annually until the next advisory vote on frequency occurs. Unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve the 2016 executive compensation will be held at the 2017 Annual Meeting.

Vote Required

Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote "FOR" this proposal.

54 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Group's financial reporting process on behalf of the Board of Directors. The Audit Committee's purpose and responsibilities are set forth in the Audit Committee Charter. The current charter is available on the Group's website at http://www.calwatergroup.com. The Audit Committee consists of five members, each of whom meet the New York Stock Exchange standards for independence and the Sarbanes-Oxley Act independence standards for Audit Committee membership, and three of the Audit Committee's five members meet the requirements of an Audit Committee financial expert. During 2015, the Audit Committee met five times.

The Group's management has primary responsibility for preparing the Group's financial statements and the overall reporting process, including the Group's system of internal controls. Deloitte & Touche LLP, the Group's independent registered public accounting firm, audited the financial statements prepared by the Group and expressed their opinion that the financial statements fairly present the Group's financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. Deloitte & Touche LLP also determined that the Group maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015.

In connection with the December 31, 2015 financial statements, the Audit Committee:

(1)
Reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP;

(2)
Discussed with Deloitte & Touche LLP the matters required to be discussed under applicable rules of the Public Company Accounting Oversight Board;

(3)
Received from Deloitte & Touche LLP the written disclosures and the letter required by applicable rules of the Public Company Accounting Oversight Board regarding the firm's communications with the Audit Committee concerning independence, and also discussed with Deloitte & Touche LLP the firm's independence, and considered whether the firm's provision of non- audit services and the fees and costs billed for those services are compatible with Deloitte & Touche LLP's independence; and

(4)
Met privately with Deloitte & Touche LLP and the Group's internal auditor, each of whom has unrestricted access to the Audit Committee, without management present, and discussed their evaluations of the Group's internal controls and overall quality of the Group's financial reporting and accounting principles used in preparation of the financial statements. The Committee also met privately with the Group's President & CEO, the CFO and the Controller to discuss the same issues.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K to be filed with the Securities and Exchange Commission.

    AUDIT COMMITTEE
            George A. Vera, Committee Chair
            Gregory E. Aliff
            Edwin A. Guiles
            Richard P. Magnuson
            Linda R. Meier

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 55

RELATIONSHIP WITH THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Group's independent registered public accounting firm. The Audit Committee evaluates the selection of the independent registered accounting firm each year. In addition, the Audit Committee considers the independence of the independent registered public accounting firm each year and periodically considers whether there should be a regular rotation of the independent registered public auditing firm. The Audit Committee also is involved in considering the selection of Deloitte & Touche LLP's lead engagement partner when rotation is required.

Deloitte & Touche LLP has served as the Group's independent auditor since fiscal 2008. After careful consideration of a number of factors, including the length of time the firm has served in this role, the firm's past performance, and an assessment of the firm's qualifications and resources, the Audit Committee has selected Deloitte & Touche LLP to serve as the Group's independent registered public accounting firm for the year ending December 31, 2016. The Committee's selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm is being submitted for ratification by vote of the stockholders at this Annual Meeting.

The following fees relate to services provided by Deloitte & Touche LLP, the Group's independent registered public accounting firm for fiscal years 2014 and 2015.

Category of Services	2014	2015

Audit Fees(1)	$1,342,300	$1,403,300
Audit-Related Fees(2)	525,000	0
Tax Fees	0	0
All Other Fees	0	0
Total	1,867,300	1,403,300

(1)
The audit services included audits of the Group's annual financial statements for the years ended December 31, 2014 and 2015, and quarterly reviews of the Group's interim financial statements. Included also are fees related to the audit of the effectiveness of internal control over financial reporting.

(2)
Services include assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Group's financial statements and are not reported under "Audit Fees."

Fees reported in the above table are those billed or expected to be billed for audit services related to that fiscal year and for other services rendered during that fiscal year.

The Audit Committee is responsible for overseeing audit fee negotiations associated with the retention of Deloitte & Touche LLP for the audit of the Group. Additionally, it is the policy of the Audit Committee, as set forth in its charter, to approve in advance all audit and permissible non-audit services to be provided by the independent registered public accounting firm, as well as related fees. Under applicable law, the Audit Committee may delegate preapproval authority to one or more of its members, and any fees preapproved in this manner must be reported to the Audit Committee at its next scheduled meeting.

56 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

PROPOSAL NO. 3 – RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

After consideration, and as a matter of good corporate governance, the Board is requesting stockholder ratification of Deloitte & Touche LLP as the independent registered public accounting firm, to audit the Group's books, records, and accounts for the year ending December 31, 2016. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Group's independent registered public accounting firm is in the best interests of the Group and its stockholders. Following the recommendation of the Audit Committee, the Board recommends a vote FOR the adoption of this proposal. Representatives of Deloitte & Touche LLP will be present at the meeting to answer questions and will have an opportunity to make a statement if they desire to do so. If the stockholders do not ratify this appointment, the Audit Committee will reconsider the selection of the independent registered public accounting firm.

Vote Required

Ratification of the selection of the independent registered public accounting firm for 2016 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote "FOR" this proposal.

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 57

OTHER MATTERS

Adjournment

Notice of adjournment need not be given if the date, time, and place thereof are announced at the Annual Meeting at which the adjournment is taken. However, if the adjournment is for more than 30 days, or if a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting will be given to each stockholder entitled to vote at the Annual Meeting. At adjourned annual meetings, any business may be transacted that might have been transacted at the original Annual Meeting.

Cost of Proxy Solicitation

The Group will bear the entire cost of preparing, assembling, printing, and mailing this Proxy Statement, the proxies, and any additional materials which may be furnished by the Board to stockholders. The solicitation of proxies will be made by the use of the U.S. Postal Service and also may be made by telephone, or personally, by directors, officers, and regular employees of the Group, who will receive no extra compensation for such services. Morrow & Company, LLC, 470 West Avenue, Stamford, CT 06902 was hired to assist in the distribution of proxy materials and solicitation of votes for a $9,000 fee, plus distribution expenses. The Group will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Other Matters

The Board is not aware of any other matters to come before the Annual Meeting. If any other matters should be brought before the meeting or any adjournment or postponement thereof, upon which a vote properly may be taken, the proxy holders will vote in their discretion unless otherwise provided in the proxies. The report of the Organization and Compensation Committee, and the report of the Audit Committee, are not to be considered as incorporated by reference into any other filings that the Group makes with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. These portions of this Proxy Statement are not a part of any of those filings unless otherwise stated in those filings.

Code of Ethics

The Group has adopted written codes of ethics for all directors, officers, and employees. The codes are posted on the Group's website at http://www.calwatergroup.com. The codes are also available in written form upon request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

Stockholders Sharing an Address

The SEC allows the Group to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as "householding," can result in significant cost savings for the Group. In order to take advantage of this opportunity, banks and brokerage firms that hold shares for stockholders who are the beneficial owners, but not the record holders, of the Group's shares, have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless one or more of the stockholders has provided contrary instructions. For stockholders who are the record holders of the Group's shares, the Group may follow a similar process absent contrary instructions. The Group will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single

58 CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement

copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598 or calling (408) 367-8200. Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting the Group in the same manner. If you are the beneficial owner, but not the record holder, of the Group's shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank, or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Copies of Annual Report on Form 10-K

The Group, upon request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal year 2015. Copies of exhibits to Form 10-K also will be furnished upon request for a payment of a fee of $0.50 per page. All requests should be directed to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

Electronic copies of the Group's Form 10-K, including exhibits and this Proxy Statement will be available on the Group's website at http://www.calwatergroup.com.

Disclaimer Regarding Website

The information contained on the Group's website is not to be deemed included or incorporated by reference into this Proxy Statement.

CALIFORNIA WATER SERVICE GROUP | 2016 Proxy Statement 59

SITE
1720 NORTH FIRST STREET
BROKAW ROAD
101
NORTH FIRST STREET
FOURTH STREET
SKYPORT
ARCHER
GISH
GUADALUPE PARKWAY
101
880
N
SAN JOSE AIRPORT
GUADALUPE PARKWAY
NORTH FIRST STREET
HEDDING STREET
101
COLEMAN AVENUE
880
SANTA CLARA STREET
ALAMEDA
RACE STREET
280
17

California Water Service Group
California Water Service Company,
Hawaii Water Service Company,
New Mexico Water Service Company,
Washington Water Service Company,
CWS Utility Services, and
HWS Utility Services
1720 North First Street
San Jose, CA 95112-4598
(408) 367-8200

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CALIFORNIA WATER SERVICE GROUP ATTN:MICHELLE MORTENSEN 1720 NORTH FIRST STREET SAN JOSE, CA 95112-4598 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1. 1. ELECTION OF DIRECTORS Nominees Gregory E. Aliff For 0 0 0 0 0 0 0 0 0 0 Against 0 0 0 0 0 0 0 0 0 0 Abstain 0 0 0 0 0 0 0 0 0 0 1a The Board of Directors recommends you vote FOR proposals 2 and 3. For 0 0 Against 0 0 Abstain 0 0 1b Terry P. Bayer 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016. 1c Edwin A. Guiles 3 1d Bonnie G. Hill 1e Martin A. Kropelnicki NOTE: I authorize the proxies to vote according to their discretion on any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. 1f Thomas M. Krummel, M.D. 1g Richard P. Magnuson 1h Peter C. Nelson 1i Lester A. Snow 1j George A. Vera Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000282758_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 25, 2016: The Annual Report, Form 10-K and Proxy Statement are available at www.proxyvote.com. CALIFORNIA WATER SERVICE GROUP THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MARTIN A. KROPELNICKI and MICHELLE R. MORTENSEN, and each of them with full power of substitution, are hereby authorized to vote, as designated on the reverse side, all the shares of California Water Service Group common stock of the undersigned at the Annual Meeting of Stockholders of California Water Service Group to be held at the executive office, 1720 North First Street, San Jose, California on May 25, 2016 at 9:30 a.m., or at any adjournment or postponement thereof. By my signature on the reverse side of this proxy, I acknowledge that I have received a copy of the notice of meeting and proxy statement relating to this meeting and of the Group's most recent Annual Report to Stockholders. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S), AND IN THE DISCRETION OF THE PROXY HOLDERS UPON ANY OTHER MATTER THAT MAY PROPERTLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR LISTED IN PROPOSAL 1, FOR PROPOSAL 2, and FOR PROPOSAL 3. Please date, sign and mail in the enclosed envelope, or vote by Internet or telephone, as soon as possible. Continued and to be signed on reverse side 0000282758_2 R1.0.1.25